Registration No.  _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO THE
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NABUFIT GLOBAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	7372	84-1089377
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

0-11730
(Commission File Number)

NABUfit Global, Inc.
626 East 1820 North
Orem, UT 84097
801-362-2115

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ulrik Moll
Chief Executive Officer
626 East 1820 North
Orem, UT 84097
801-362-2115
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Martin Tate, Esq. Lance Lehnhof, Esq. Carman Lehnhof Israelsen, LP 299 S. Main Street, Suite 1300 Salt Lake City, UT 84111 (801) 534-4435

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act") check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share offered by Company (4)	5,000,000	$1.75	$8,750,000	$881.13
Common Stock par value $0.0001 per share offered by Selling Stockholders (5)	19,437,236	$1.75	$34,015,163	$3,425.33
TOTAL			$42,765,163	$4,306.46

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), for the public offering on the basis of a discount from the average of the bid and asked prices of the registrant's common stock reported on the OTCQB on April 29, 2016 of $1.85 and Rule 457(a) of the offering by our stockholders.

(3)	A registration fee of $7,080.38 has been paid previously.
(4)
This registration statement covers under one prospectus, the registrant's public offering of up to 5,000,000 shares of the registrant's common stock, par value $0.0001 per share (the "Common Stock").  The Common Stock will be sold in indeterminate number of shares being sold on a best efforts basis.

(5)
This registration statement also covers, under a separate prospectus, the resale (the "Resale Prospectus") of an aggregate of 19,437,236 shares of Common Stock owned by all of the current stockholders (the "Selling Stockholders"), each as identified in the Resale Prospectus defined below. Approximately 13,508,870 of the shares held by the Selling Stockholders are subject to lock-up under the terms of the lock-up agreement and will not be eligible for resale until December 2016.  The Shares of Common Stock sold pursuant to the Resale Prospectus will be offered pursuant to "shelf registration" process.  The Company will not receive any proceeds from the Resale.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus, as set forth below.

●
Public Offering Prospectus. A prospectus to be used for the public offering by the registrant of up to 5,000,000 shares of common stock (the "Public Offering Prospectus"), sold on a "best efforts" basis by our directors and officers on a self-underwritten basis.

●
Resale Prospectus. A prospectus to be used in connection with the potential distribution by the Selling Stockholders of up to an aggregate of 19,437,236 shares of the registrant's common stock (the "Resale Prospectus") using a "shelf registration" process.

The Public Offering Prospectus and the Resale Prospectus will be identical in all respects except for the following:

●	they contain different front covers;
●	they contain different tables of contents;
●	the summary contained in The Offering section is not found in the Resale Prospectus;
●	they contain different Use of Proceeds sections;
●	a Shares Registered for Distribution section is included in the Resale Prospectus;
●	they contain different back covers;
●	a Selling Stockholder Section is included in the Resale Prospectus;
●	they contain different Plan of Distribution sections.

The registrant has included in this registration statement, after the financial statements, a set of alternate pages to reflect the foregoing differences between the Resale Prospectus and the Public Offering Prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated May ___, 2016

NABUFIT GLOBAL, INC

Up to 5,000,000 Shares of Common Stock

NABUfit Global, Inc., a Delaware corporation ("us", "we", "our", "NABUfit Global" or the "Company") is offering to sell up to 5,000,000 shares of our common stock in a public offering of our common stock.  There is no minimum for this offering and we will retain the proceeds from the sale of any of the offered shares that are sold.  The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days.  At the discretion of our management, we may discontinue the offering before expiration of the 180 day period or extend the offering following the expiration of the 180-day offering period.  We will pay all expenses incurred in this offering.  If all of the shares offered by us are purchased, the gross proceeds to us will be $8,750,000.
The offering of the 5,000,000 shares is a "best efforts" offering, which means that our directors and officers will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares, and is being conducted on a self-underwritten basis. The shares will be offered at a fixed price of $1.75 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund our business development. The offering date is the date by which this Registration Statement becomes effective.

The Company anticipates that this will be a direct participation offering, and the Company may offer the stock directly to the public without the participation of an underwriter. In such event, our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales.  Alternatively, we may engage one or more dealers or agents to sell the shares to purchasers. The names of any dealers or agents involved in the sale of our securities and their compensation will be described in an applicable post-effective amendment. See "Plan of Distribution."

Our common stock currently trades on the OTCQB under the symbol NBFT.

We continue to be a "smaller reporting company," as defined under the Exchange Act, and we are an "emerging growth company" under the federal securities laws and will have the option to use reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page 19 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities being offering under this prospectus are being offered on a best efforts basis.  There is no minimum number of shares required to be sold to close the offering.  Purchases of securities shall not be eligible for cancellation and funds received will not be held in escrow and will not be eligible for return.  All funds received from sale of securities offered by this prospectus may be used immediately upon receipt by the Company.  Funds received and used by the Company may not be sufficient to carry out the Company's business plan.  See "Risk Factors" beginning on page 19 of this prospectus.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	9
SUMMARY CONSOLIDATED FINANCIAL DATA	15
RISK FACTORS	18
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	37
INDUSTRY AND MARKET DATA	39
USE OF PROCEEDS	40
MARKET PRICE OF OUR COMMON STOCK	41
DIVIDEND POLICY	42
CAPITALIZATION	43
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA	44
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	45
OUR BUSINESS	52
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	60
DIRECTORS, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS	62
EXECUTIVE COMPENSATION	69
DESCRIPTION OF INDEBTEDNESS	70
DESCRIPTION OF SECURITIES	70
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	72
MARKET FOR OUR COMMON STOCK	73
MATERIAL U.S. FEDERAL TAX CONSEQUENCES TO NON U.S. HOLDERS OF OUR COMMON STOCK	75
RELATED PARTY TRANSACTIONS	80
PLAN OF DISTRIBUTION	83
LEGAL MATTERS	89
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	89
EXPERTS	89
WHERE YOU CAN FIND MORE INFORMATION	89
FINANCIAL STATEMENTS	F-1

Dealer Prospectus Delivery Obligation

Until _______ (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as a placement agent and with respect to any unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or the SEC offering to sell up to 5,000,000 shares of our common stock in one or more offerings in any combination, with an aggregate value of up to $8,750,000.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus and any amendments and post effective amendments thereto, and, if given or made, such information or representations must not be relied upon as having been authorized by us. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus, amendment or post-effective amendment is accurate only as of the date of such prospectus, amendment or post effective amendment, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. You should assume that the information appearing in this prospectus, any amendment or post effective amendment, as well as information we have previously filed with the SEC and incorporated by reference into this prospectus, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

You should read the entire prospectus, any amendment or post-effective amendment, as well as the documents incorporated by reference into such documents, before making an investment decision. Neither the delivery of this prospectus, an amendment or post-effective amendment nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or therein is correct as of any date subsequent to the date hereof or of such amendment or post-effective amendment, as applicable. You should assume that the information appearing in this prospectus, any amendment, or any post-effective amendment or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

CURRENCY INFORMATION

Our functional currency is the Danish Krone (DKK) and our reporting currency is U.S. dollars ($) for the purpose of the consolidated financial statements and other financial data contained elsewhere in this prospectus. Consolidated balance sheet accounts are translated into U.S. dollars at the exchange rate of 0.1461 as of December 31, 2015.  Revenue and expenses reported for the period ended December 31, 2015 are translated into U.S. dollars at the average exchange rate for the period of 0.1479.  Equity accounts are translated at historical rates.

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus, including the financial statements and related notes, and the risk factors under the section titled "Risk Factors." Unless otherwise indicated or the context otherwise requires, all references in this prospectus to "NABUfit Global," "we," "us," "our" or the "Company" are to NABUfit Global, Inc., a Delaware corporation.

Company Overview

NABUfit Global, Inc. ("NABUfit Global" or the "Company," formerly CryptoSign, Inc., StrategaBiz, Inc., Agricon Global Corporation and BayHill Capital Corporation) designs, manufactures and markets the NABUfit virtual training and fitness products and services, a state-of-the-art online fitness portal ("NABUfit" or, the "Product") with the option of connecting existing and future monitoring devices (wearables, etc.) to the Product. The Product incorporates interaction and input through Microsoft® Kinect® and other technologies which enable personal data collection, coaching and teaching through mentor services.

Customers obtain access to the Product through the purchase of monthly or annual memberships and the downloading of the software or mobile device application.  The Product provides custom designed training plans, diet plans and access to mentors and coaching.

Through Microsoft® Kinect®, the NABUfit technology collects data and measures each exercise to a set standard and past performances.  Based on the data collection and registration in the Kinect® module the user will receive immediate feedback, e.g. as a percentage, a graphic or an emoticon depending on how well the exercise has been performed. This provides a unique quality assurance ensuring maximum effect of the training. The quick feedback will also reduce the risk of injuries and streamline time spent on training.  Users can access training data, statistics and results online or through mobile device applications.

Membership of the portal will be divided into two levels – a basic membership and a VIP membership.  The difference between the levels of membership will be primarily based upon the access to features and to mentors.

The portal also offers a social forum for its users, where users can interact with like-minded members and train with them virtually. Some people will experience increased motivation by being part of a group. The member can allow others to see all or part of his profile. The personal profiles of the members can be matched, so the portal will suggest network and training mates, and thereby helping to ensure the optimum composition. It will be possible to do real-time training with training mates by sharing the screen in a videoconference on the portal.

Powerful Trends Driving Our Market

Several powerful trends are driving the growth of the virtual health and fitness market:

•
Individuals and employers are increasingly focused on health and fitness. A variety of factors, such as changing consumer lifestyles and demographics, combined with rising healthcare costs and employers' increased emphasis on productivity, are leading individuals and employers to increasingly focus on health and fitness. Based on information from industry sources, we estimate consumers spent over $200 billion in 2014 on health and fitness services, such as gym and health club memberships, commercial weight management services, and consumer health products, such as weight management products and dietary supplements. In addition, IBISWorld estimates that the corporate wellness industry will grow from $7.2 billion in 2015 to $9.9 billion in 2019 in the United States.*

•
Advances in technology have enabled the emergence of virtual training and fitness products. Recent technological advances in streamlining video, monitoring sensors, high-speed broadband internet, the introduction of wireless standardssuch as Bluetooth low energy, and other technologies have enabled the emergence of virtual training and fitness programs that may be used by consumers within the confines of their own homes with the abiity to receive real-time feedback based upon monitoring devices and applications which track biometric data, and fit a wide range of consumer preferences.

•
Mobile devices have become the preferred platform for accessing information. Mobile devices have become the preferred platform for people to access information and manage their lives, as well as the primary hub to connect a variety of consumer devices. According to Gartner, by 2018 more than 50% of users will go to a tablet or smartphone first for all online activities.*

•
More individuals are turning to technology solutions to improve health and fitness. Individuals are increasingly using mobile apps and other software to improve health and fitness, allowing consumers to directly manage and track their health and fitness in unprecedented ways. According to The NPD Group, over 25% of U.S. consumers reported using a fitness app on their smartphone.*

Our Market Opportunity

According to International Data Corporation, or IDC, the wearable devices market is growing faster than any other segment of the global consumer electronics market.* In 2014, shipments of wearable devices more than tripled compared to the prior year, reaching a total of 28.9 million units shipped.* IDC expects the market for wearable devices will reach 173.4 million units shipped in 2019, representing a $44.7 billion worldwide revenue opportunity.* Based upon this information, we believe that our products and platform, and the ability to connect with wearable devices are primed to take advantage of this expanding market, and that the future growth of this market represents a significant opportunity for us. As we develop our platform and as consumers increasingly view our connected health and fitness products and services as an alternative or complement to other health and wellness activities, we believe there is an opportunity to reach a significant portion of the expanding health and fitness market.  Based on information from industry sources, we estimate this market represents over $200 billion and includes consumer spend on health and fitness services, such as gym and health club memberships, commercial weight management services, and consumer health products, such as weight management products and dietary supplements. The broader health and fitness market, however, presents several challenges to overcome before we are able to take advantage of this opportunity, including competition from larger, more established traditional health and fitness companies, uncertainty as to whether consumers will adopt our products and services as an alternative or complement to other health and wellness activities, and our relative lack of experience selling other products and services.

Our Competitive Strengths

We believe the following strengths position us to increase our revenue and profitability:
  Tracking activities through Microsoft ® Kinect ® and wearable connected health and fitness devices. We have developed industry-leading technology which is incorporated in our NABUfit product, which will provide an optimal user experience for Product subscribers.  The use of the Microsoft® Kinect® interface allows users to receive real-time feedback based upon actual actions taken by the users. We empower users to live healthier, more active lifestyles by both tracking the information that matters most to them and providing them with real-time feedback. Our connected health and fitness devices span multiple styles, form factors, and price points, addressing the needs of everyone—from people simply looking to get fit by increasing their activity levels to endurance athletes seeking to maximize their performance.
  Learning through our online dashboard and mobile apps. We offer our users a personalized online dashboard and mobile apps that sync automatically with our platform and provide our users with a wide range of information and analytics, such as charts and graphs of their progress and the ability to log caloric intake.
  Professional Mentoring. Users are able to access professional and amateur mentors who will provide training and dietary programs which users may access.  In addition, users will be able to work with such mentors in a virtual capacity and receive feedback and assistance.
  Staying motivated through social features, notifications, challenges, and virtual badges. Our products help users achieve their goals both individually and within the community that they choose. We motivate users by delivering real-time feedback including notifications, leaderboard and challenge updates, and virtual awards. Users can choose to share some or all of their health and fitness information on an opt-in basis with friends, family, and other parties, with third-party apps, and through social networks.  In addition, users can share workout, training and diet plans with other users and can engage with others users as amateur mentors.
  Improving health and fitness through goal-setting, personalized insights, premium services, and virtual coaching. We believe our platform assists users in changing their daily behavior, such as eating healthier foods or going for a run or walking more to reach a goal or win a challenge. We also offer personalized insights and virtual coaching through customized fitness plans and interactive video-based exercise experiences on mobile devices and computers.

Our Strategy

Our objective is to make NABUfit the premier online fitness and training platform in key markets, beginning with China, Europe and North America. To achieve this goal, we intend to do the following:
  Introduce innovative products. We will to develop the world's most innovative and diverse virtual health and fitness platform and we plan to continue to make significant investments in research and development to further strengthen our platform through both internally-developed and acquired technologies.
  Introduce new features and services. We will continue to introduce innovative new features and services to increase user engagement and revenue.
  Create brand awareness and drive sales of our products and services in key markets. We intend to target our marketing efforts to create global awareness of our brand and drive sales of our products and services in the key markets of China, Europe and North America.
  Employe Professional Athletes and Trainers.  We will employ a rhobust ensemble of professional athletes and trainers from around the world, who will provide customized tranining and diet programs and work with our subscribers to achieve their fitness goals.
  Coordinate with strategic partners in each of the target markets for marketing and distribution. We believe that international markets represent a significant growth opportunity for us and we intend to expand sales of our products and services globally through select retailers and strategic partnerships.  We will work with key partners in target markets to provide marketing and distribution expertise and assistance.  Although it may be challenging to gain market acceptance in these markets, we believe the assistance of such experts will expedite the process.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled "Risk Factors" immediately following this prospectus summary. Some of these risks are:

• •	We are in the development stage and do not yet have products or services ready to be marketed. We operate in a highly competitive market;

•	We must be able to anticipate and satisfy consumer preferences in a timely manner;

•	We must successfully develop and timely introduce new products and services or enhance existing products and services;

•	We must be able to accurately forecast consumer demand for our products and services and adequately manage our inventory;

•	Our quarterly operating results or other operating metrics may fluctuate significantly;

•	We rely on a limited number of third-party suppliers, contract manufacturers, and logistics providers over which we have limited control;

•
Many of our key components in our products come from limited or sole sources of supply, and we are susceptible to supply shortages, long lead times for components, and supply changes, which could disrupt our supply chain;

•	The market for virtual and connected health and fitness products is still in the early stages of growth and may not continue to develop;

•	An economic downturn or economic uncertainty may adversely affect demand for our products and services;

•
Our current and future products and services may experience quality problems from time to time that can result in adverse publicity, product recalls, litigation, regulatory proceedings, and warranty claims;

•	We may not be able to sustain our revenue growth or profitability in the future; and

•	Material disruption or breach of our information technology systems or those of third parties could materially damage user and business partner relationships.

Corporate Information

We were incorporated in Colorado in May 1983 and reincorporated in Delaware in April 2008. Our principal executive offices are located at 626 East 1820 North, Orem, UT 84097. Our telephone number is (801) 362-2115. Our website address is www.nabufitglobal.com. (The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.)

Share Exchange

On November 30, 2015, we consummated the transaction evidenced by an Agreement and Plan of Share Exchange (the "Share Exchange Agreement") dated October 8, 2015 by and among the Company, NABUfit Global ApS, a Danish company ("NABUfit Denmark") and Mads H. Frederiksen and Ulrik Møll  ("Shareholder Representatives"), as the representatives of the shareholders holding one hundred percent (100%) of the issued and outstanding capital stock of NABUfit Denmark (collectively, the "NABUfit Shareholders" and each a "NABUfit Shareholder"), pursuant to which the Company acquired from the NABUfit Shareholders all of the issued and outstanding equity interests of NABUfit Denmark in exchange for 15,500,000 shares of the Company (the "Share Exchange").  As a result of the Share Exchange, the NABUfit Shareholders, as the former shareholders of NABUfit Denmark, became the controlling shareholders of the Company and NABUfit Denmark became a subsidiary of the Company.  The Share Exchange was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein NABUfit Denmark is considered the acquirer for accounting and financial reporting purposes.  The capital, share price, and earnings per share amount in these consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the exchange ratio established in the merger.

As a result of the Share Exchange, we discontinued our pre-exchange business, acquired the business of NABUfit Denmark and have continued the existing business operations of NABUfit Denmark as a publicly traded company under the name NABUfit Global, Inc.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last completed fiscal year, we qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements that are available to us include:

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•
an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements; and

•	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are not choosing to "opt out" of this provision. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an "emerging growth company" until the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration under the Securities Act, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. Because we have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Issuer Common stock offered by us	NABUfit Global, Inc. Up to 5,000,000 shares on a self-underwritten "best efforts" basis.

Common stock outstanding as of prior to the offering	19,437,236 shares.

Common stock to be outstanding after the offering	Up to 24,437,236 shares.

Use of proceeds
The offering price for the shares of common stock offered under this registration statement is $1.75 and the maximum offering proceeds, less expenses will be approximately $8,682,000.  The total offering proceeds could be reduced if the Company does not conduct a direct participation offering, but rather retains one or more placement agents and must pay commissions to such persons. Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus primarily for general corporate purposes, including working capital, research and product development of our technology and virtual fitness traning platform, advertising, sales and marketing activities, general and administrative matters and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. This is an "any-or all" best efforts offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. It is anticipated that some or all of the registered shares shall be sold in one or more direct offereings or used in connection with one or more strategic acquisitions.

To the extent that we are unable to raise a sufficient amount of proceeds in this offering, we may not be able to achieve all our business objectives in a timely manner.

See "Use of Proceeds" for more information.

Potential purchases by affiliates	Certain of our affiliates may purchase shares of our common stock in this offering on the same terms as they are offered and sold to the public.

Fees and Expenses Risk factors	We will pay the fees and expenses related to the Offering. The shares of common stock offered hereby involve a high degree of risk. See "Risk Factors."

Dividend policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our Common Stock.

Trading Symbol	Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol "NBFT".

Lock-Up
Certain NABUfit Shareholders, holding an aggregate of 13,508,870 shares of our Common Stock, entered into lock-up agreements dated on or about October 8, 2015, or the "Lock-Up Agreements," whereby they are restricted for a period of twelve months after the Share Exchange, or the Restricted Period, from certain sales or dispositions (including pledge) of all of our Common Stock held by (or issuable to) them, such restrictions together referred to as the Lock-Up.

In addition, each Restricted Holder agreed, for a period of 18 months following the closing date of the Lock-Up Agreements, that it will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical statements of operations for the period from June 26, 2015 (date of inception) through December 31, 2015 and for the three month period ended March 31, 2016 (unaudited) and balance sheet data as of December 31, 2015 and March 31, 2016 (unaudited). NABUfit Global ApS ("NABUfit Denmark") was considered the accounting acquirer in the Share Exchange and, as a result, the assets and liabilities and the historical operations that are reflected in our financial statements are those of NABUfit Denmark. Therefore, the historical financial data of NABUfit Denmark is deemed to be our historical financial data.

The balance sheet data as of December 31, 2015 and the statement of operations data for the period from June 26, 2015 (date of inception) through December 31, 2015 have been derived from our audited financial statements for that period included elsewhere in this prospectus.   The balance sheet data as of March 31, 2016 and a statement of operations data for the three month period ended March 31, 2016 are derived from unaudited financial statements.

The following data for period from June 26, 2015 (date of inception) through December 31, 2015, and the three months ended March 31, 2016 should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus and with our financial statements and the related notes and other financial information included in this prospectus.

NABUFIT GLOBAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	From June 26, 2015
	(Date of Inception)	For the Three
	Through	Months Ended
	December 31, 2015	March 31, 2016
		(Unaudited)
Operating Expenses:
Selling, general and administrative	$371,746	$527,846
Total Operating Expenses	371,746	527,846

Loss from Operations	(371,746)	(527,846)
Interest income	-	135
Interest expense	(650)	(17)

Net Loss	$(372,396)	$(527,728)

Net loss per common share - basic and diluted	$(0.02)	$(0.03)

Weighted average common shares
outstanding - basic and diluted	16,166,622	19,437,236

Comprehensive Loss:
Net Loss	$(372,396)	$(527,728)

Other Comprehensive Loss
Translation adjustments	(40,378)	32,252
Total Comprehensive Loss	$(412,774)	$(495,476)

NABUFIT GLOBAL, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets
Cash	$676,878	$1,133,247
Prepaid expenses and other current assets	117,770	172,939
Deposits	61,353	7,646
Total current assets	856,001	1,313,832

Total Assets	$856,001	$1,313,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$31,303	$19,082
Accrued liabilities	59,130	33,706
Total current liabilities	90,433	52,788

Total Liabilities	$90,433	$52,788

Commitments and Contengiencies	-	-
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, 400,000 shares authorized; no shares
issued and outstanding	-	-
Common stock $.0001 par value, 100,000,000 shares authorized;
19,437,236 shares issued and outstanding at March 31, 2016 and
December 31, 2015, respectively.	1,944	1,944
Additional paid-in capital	1,671,874	1,671,874
Accumulated deficit	(900,124)	(372,396)
Accumulated other comprehensive loss	(8,126)	(40,378)
Total stockholders' equity	765,568	1,261,044

Total Liabilities and Stockholders' Equity	$856,001	$1,313,832

RISK FACTORS

You should carefully consider and evaluate all of the information in this prospectus, including the risk factors listed below. Risks and uncertainties in addition to those we describe below, that may not be presently known to us, or that may also harm our business and operations. If any of these risks occur, our business, results of operations and financial condition could be harmed, the price of our shares common stock could decline ("Shares"), and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this prospectus.

Risks Associated With This Offering

Because the offering price has been set by the Company, you may not realize a return on your investment upon resale of your shares.

The  offering  price and other terms and  conditions  relative to the  Company's shares have been  determined by us based upon a discount from the current trading price of our common stock and and do not bear any relationship to assets,  earnings,  book  value or any other  objective  financial  criteria. Additionally, the Company has only a limited operating  history with no earnings,  the current trading price of the Company's Common Stock and the price of the offered shares is not based on its earnings,  and as such our  stockholders  may not be able to receive a return on their  investment when they sell their shares of common stock.

We are selling this offering without an underwriter  and may be unable to sell any shares.

This  offering  is  self-underwritten,  that is, we are not going to engage  the services  of an  underwriter or broker-dealer to sell the  shares;  we intend to sell our shares through our officers and directors,  who will receive no  commissions.  There is no guarantee that they will be able to sell any of the shares.  Also, the best efforts offering does not require a minimum amount to be raised.  If we are not able to raise sufficient funds, we may not be able to fully fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Risks Related to Our Business and Strategy

The Company lacks an established operating history on which to evaluate its business and determine if it will be able to execute our business plan, and can give no assurance that operations will result in profits.

On November 30, 2015, NABUfit Global, Inc. acquired 100% of the outstanding capital stock of NABUfit Global ApS, a Danish company ("NABUfit Denmark") for the purpose of executing the business plan of NABUfit Denmark.  NABUfit Denmark was incorporated in Denmark on June 26, 2015 and operates an online fitness and training platform.  NABUfit Denmark has a limited operating history that makes it difficult to evaluate its business.  NABUfit Denmark has recently begun its operations, and cannot say with certainty when it will begin to generate revenue or achieve profitability.  No assurance can be made that the Company will ever become profitable.

As a rapidly growing company with a relatively limited operating history at our current scale, we face increased risks, uncertainties, expenses and difficulties.

We have a limited operating history at our current scale, and we have encountered and will continue to encounter risks, uncertainties, expenses and difficulties, including:

•	developing and launching the NABUfit portal ("NABUfit") and gaining market acceptance and penetration;
•	attracting customers;
•	entering into new markets and introducing new loan products;
•	continuing to develop, maintain and scale our platform;
•	effectively using limited personnel and technology resources;
•	effectively maintaining and scaling our financial and risk management controls and procedures;
•	maintaining the security of our platform and the confidentiality of the information provided and utilized across our platform; and
•	attracting, integrating, and retaining an appropriate number of qualified employees.

If we are not able to timely and effectively address these requirements, our business and results of operations may be harmed.

We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

We have historically incurred substantial net losses, including net losses of $372,396 during the period from inception (June 26, 2015) through December 31, 2015 and net losses of $527,728 for the three month period ended March 31, 2016. At March 31, 2016, we had an accumulated net loss of $900,124. We expect our net losses to continue as a result of ongoing expansion of our commercial operations, including increased manufacturing, sales and marketing costs. These net losses have had, and will continue to have, a negative impact on our working capital, total assets and stockholders' equity. Because of the numerous risks and uncertainties associated with our commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then maintain profitability could harm our business, financial condition, results of operations and cash flows.

Further, the net losses we incur may fluctuate significantly from quarter-to-quarter and year-to-year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance quarter-to-quarter and year-to-year, due to factors including the execution of collaboration, licensing or other agreements and the timing of any payments we make or receive thereunder.

In that the Company only recently commenced business operations, the Company relied on loans and on sales of its debt and equity securities to continue operations. If the Company is unable to raise funds through sales of its securities, there can be no assurance that the Company will be able to implement its business plan, generate sustainable revenue or ever achieve profitable operations. The Company expects to have operating losses until such time as it develops a substantial and stable revenue base. The Company cannot assure you that it can achieve or sustain profitability on a quarterly or annual basis in the future.

If we do not obtain adequate financing, our business will fail.

If we are not successful in earning revenues once we have started our business activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company's ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Our operating results may prove unpredictable

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the market of our product; fluctuations in the demand; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

We require funding to develop our business as planned, over the next 24 months.  If we do not secure the funding from this offering or otherwise, we may not be able to develop our business and distribute our product, which will prevent us from generating revenues and achieving profitability.

We anticipate that we will require funding in the amounts being sought in this offering to conduct our operations over the next 24 months in order to develop our business. Our failure to raise such capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations. Our business plan contemplates that we will further develop our platform and product, commence product marketing and enter into agreements with a number of personal trainers. Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all.

If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, distribute and market our products, which would negatively impact our business and our ability to generate revenues and achieve profitability.

Our business model is not proven and our services may not be attractive to consumers.

The concept of personal training is strongly established with medium and high-end health clubs generating significant revenue.  However, our business concept revolves around a virtual "gym" with online training and plans being provided through our portal and personal trainers and mentors working with a client remotely, without the aid of facilities provided by a health club.  Though we believe that this is an attractive alternative for clients who are not able to make it to a gym or health club, especially in target markets such as China, or simply find it inconvenient to leave their home to work out, this business model is not yet established in the industry and we will have to convince our customers that remote personal training can be an effective way to maintain a healthy lifestyle.

We believe that we will be successful in marketing our services, but there can be no assurance that we will be able to attract sufficient consumers to achieve profitability or even generate anything but minimal revenues.  If our services are not accepted by consumers, we will fail.

We will rely on third party broadband internet providers and systems and there can be no assurance that such systems will perform effectively and consistently.  If we are not able to find a consistent third party systems, we may not be able to secure long-term customers and our revenues will suffer.

Our system relies upon broadband internet providers to adequately provide sufficient bandwith to connect our users with the system and our mentors and trainers.  We could incur significant expenses, lost revenue, and reputational harm if we fail to detect or effectively address technology issues relating to communication between mentors, personal trainers and users.

Our stand-alone software products also may experience quality or reliability problems. The software we license or develop may contain bugs and other defects that interfere with its intended operation. Any defects we do not detect and fix could result in reduced sales and revenue, damage to our reputation, repair or remediation costs, or legal liability. If our customers face continuing difficulties with communicating with their personal trainers, they may discontinue using our service and we will not be able to generate revenues.

Since we are a new company and lack an operating history, we face a high risk of business failure, which would result in the loss of your investment.

We have only a limited operating history upon which an evaluation of its prospects can be made.  NABUfit Denmark was incorporated in June 2015 and to date we have been involved primarily in the creation of our business plan, development and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company's planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar product, the entry of new competitors into the online fitness industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the fitness industry and general economic conditions. Accordingly, our future revenue and operating results are difficult to forecast.

As of the date of this report, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

We operate in a highly competitive market. If we do not compete effectively, our prospects, operating results, and financial condition could be adversely affected.

The health and fitness market is highly competitive, with companies offering a variety of competitive products and services. We expect competition in our market to intensify in the future as new and existing competitors introduce new or enhanced products and services that are potentially more competitive than our products and services. The health and fitness market has a multitude of participants, including gyms, fitness centers, home fitness equipment, virtual fitness programs and platforms, wearable and connected fitness products and traditional health and fitness companies. We may also face competition from manufacturers of lower-cost solutions. We believe many of our competitors and potential competitors have significant competitive advantages, including longer operating histories, ability to leverage their sales efforts and marketing expenditures across a broader portfolio of products and services, larger and broader customer bases, more established relationships with a larger number of suppliers, contract manufacturers, and channel partners, greater brand recognition, ability to leverage app stores which they may operate, and greater financial, research and development, marketing, distribution, and other resources than we do. Our competitors and potential competitors may also be able to develop products or services that are equal or superior to ours, achieve greater market acceptance of their products and services, and increase sales by utilizing different distribution channels than we do. Some of our competitors may aggressively discount their products and services in order to gain market share, which could result in pricing pressures, reduced profit margins, lost market share, or a failure to grow market share for us. If we are not able to compete effectively against our current or potential competitors, our prospects, operating results, and financial condition could be adversely affected.

If we are unable to anticipate and satisfy consumer preferences in a timely manner, our business may be adversely affected.

Our success depends on our ability to anticipate and satisfy consumer preferences in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. Consumers may decide not to purchase our products and services as their preferences could shift rapidly to different types of connected health and fitness devices or away from these types of products and services altogether, and our future success depends in part on our ability to anticipate and respond to shifts in consumer preferences. In addition, our products and services may have higher prices than many of our earlier products and the products of some of our competitors, which may not appeal to consumers or only appeal to a smaller subset of consumers. It is also possible that competitors could introduce new products and services that negatively impact consumer preference for our health and fitness products, which could result in decreased sales of our products and services and a loss in market share. Accordingly, if we fail to anticipate and satisfy consumer preferences in a timely manner, our business may be adversely affected.

We may be unable to gain any significant market acceptance for our products and services or establish a significant market presence.

Our growth strategy is substantially dependent upon our ability to market our product successfully to prospective clients in the target markets, which shall initially be China, Europe and the United States.   This requires that we heavily rely upon our development and marketing partners in the target markets.  Failure to select the right development and marketing partners in the target markets and other target markets will significantly delay or prohibit our ability to develop the products and services, market the products and gain market acceptance.  Our products and services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

The amount of money people spend on health and fitness is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The economies of our target markets are generally affected by numerous factors and conditions, all of which are beyond our control, including (a) interest rates; (b) inflation; (c) employment levels; (d) changes in disposable income; (e) financing availability; (f) federal and state income tax policies; and (g) consumer confidence.

The market for virtual health and fitness devices is still in the early stages of growth and if it does not continue to grow, grows more slowly than we expect, or fails to grow as large as we expect, our business and operating results would be harmed.

The market for health and fitness products and services is relatively new and unproven, and it is uncertain whether connected health and fitness devices will sustain high levels of demand and wide market acceptance. Our success will depend to a substantial extent on the willingness of people to widely adopt our products and services. In part, adoption of our products and services will depend on the increasing prevalence of virtual and connected health and fitness devices as well as new entrants to the virtual and connected health and fitness device market to raise the profile of both the market as a whole and our own platform.

If we do not compete effectively in our target markets, our operating results could be harmed.

The online fitness and training market is highly competitive and evolving. We will compete with gyms, fitness centers, fitness equipment providers, other virtual trainers and training programs provided by more established companies with better name recognition and stronger capitalization.

Many of our competitors operate with different business models, have different cost structures or participate selectively in different market segments. Most of our current or potential competitors have significantly more financial, technical, marketing, and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products, platforms and distribution channels.  Our competitors also have longer operating histories, more extensive customer bases, greater brand recognition and brand loyalty and broader customer and partner relationships than we have. For example, more established companies that possess large, existing customer bases, substantial financial resources and established distribution channels exist in the market.  Additionally, a current or potential competitor may acquire one of our existing competitors or form a strategic alliance with one of our competitors. Our competitors may be better at developing new products, responding quickly to new technologies and undertaking more extensive marketing campaigns. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our products and services could stagnate or substantially decline, we could experience reduced revenue or our marketplace could fail to achieve or maintain more widespread market acceptance, any of which could harm our business.

If potential users within the target markets do not widely adopt online or virtual training or NABUfit fails to achieve and sustain sufficient market acceptance, we will not generate sufficient revenue and our growth prospects, financial condition and results of operations could be harmed.

NABUfit may never gain significant acceptance in the marketplace and, therefore, may never generate substantial revenue or allow us to achieve or maintain profitability. Widespread adoption of virtual and online training portals in the target markets depends on many factors, including acceptance by users that such systems and methods are more convenient or superior to going to a gym or other option other options. Our ability to achieve commercial market acceptance for NABUfit or any other future products also depends on the strength of our sales, marketing and distribution organizations.

We require our clients to have and maintain adequate technology equipment.

Users of the NABUfit portal are required to have personal computers and mobile devices with adequate internet access.  In addition, some features of our products require input from the Microsoft X-Box ® Kinect ®.  Potential users who do not have such equipment will not be able to access the portal without first purchasing such items.  This additional cost may discourage potential clients from purchasing our products and services.

We may not be able to generate sufficient revenue from the commercialization of NABUfit to achieve and maintain profitability.

We rely solely on the commercialization of NABUfit to generate revenue, and we expect to generate substantially all of our revenue in the future from subscriptions to the NABUfit portal and the sale of products and services on such Portal. To date, we have not generated any revenue from subscriptions or sales.  We cannot assure you that we will be able to generate such income, achieve, or maintain profitability. If we fail to successfully commercialize NABUfit, we may never receive a return on the substantial investments in product development, sales and marketing we have made, as well as further investments we intend to make, which may cause us to fail to generate revenue and gain economies of scale from such investments.

In addition, potential customers may decide not to purchase NABUfit, or our customers may decide to cancel subscriptions.

If NABUfit does not perform as expected, or if we are unable to satisfy customers' demands for additional product features, our reputation, business and results of operations will suffer.

Our success depends on the market's confidence that NABUfit can develop and provide a reliable, high-quality fitness experience. We currently do not have a completed product and therefore, we have no way to predict the success, efficacy or reliability of NABUfit. We believe that our customers are likely to be particularly sensitive to poor design, functionality, product defects and errors.  In addition, our customers are technologically well informed and may have specific demands or requests for additional functionality. If we are unable to meet those demands through the development of new features for NABUfit or future products, those new features or products do not function at the level that our customers expect, we are unable to increase throughput as expected or we are unable to obtain regulatory clearance or approval of those new features or products, where applicable, our reputation, business and results of operations could be harmed.

We may not be able to attract qualified trainers, mentors or professional athletes, which will decrease the value of our product offering and may make it difficult to differentiate NABUfit from other online training programs.

Our strategy includes developing relationships with professional trainers and athletes that can act as mentors to our clients and provide one-on-one virtual training programs. If we are unable to establish relationships with these trainers and athletes or if these mentors determine that NABUfit is not effective or that alternative products are more effective, or if we encounter difficulty promoting adoption or establishing NABUfit as a standard, our ability to achieve market acceptance of NABUfit could be significantly limited.

We have no experience in marketing and selling NABUfit, and if we are unable to adequately address our customers' needs, it could negatively impact sales and market acceptance of NABUfit and we may never generate sufficient revenue to achieve or sustain profitability.

We have no experience in marketing and selling NABUfit.  NABUfit is a new product and our future sales will largely depend on our ability to establish our marketing efforts in the target markets and adequately address our customers' needs.  We believe it is necessary to establish a strong marketing campaign through social media and other outlets.   Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we are unable to adequately market our products, it will negatively impact sales and market acceptance of NABUfit and we may never generate sufficient revenue to achieve or sustain profitability.

The payment structure we use in our customer arrangements may lead to unpredictable revenue

Users of the NABUfit portal will become members through a monthly subscription model.  Subscribers will provide credit card or ACH information and monthly payments will be made automatically.  However, subscribers may cancel their memberships at any time, which may result in unpredictable revenue streams and fluctuations in operating cash flows.  Therefore, we cannot rely upon our operating results in any particular period as an indication of future performance.

We may not be able to develop new products or enhance the capabilities of NABUfit to keep pace with our industry's rapidly changing technology and customer requirements.

Our industry is characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. Our business prospects depend on our ability to develop new products and applications for our technology in new markets that develop as a result of technological and scientific advances, while improving the performance and cost-effectiveness of NABUfit portal.  New technologies, techniques or products could emerge that might offer better combinations of price and performance than NABUfit systems. The market for online or virtual fitness is characterized by rapid innovation and advancement in technology. It is important that we anticipate changes in technology and market demand.  If we do not successfully innovate and introduce new technology into our anticipated product lines or effectively manage the transitions of our technology to new product offerings, our business, financial condition and results of operations could be harmed.

Our current and future products and services may experience quality problems from time to time that can result in adverse publicity, product recalls, litigation, regulatory proceedings, and warranty claims resulting in significant direct or indirect costs, decreased revenue and operating margin, and harm to our brand.

We sell complex products and services that could contain design and manufacturing defects in their materials, hardware, and firmware. These defects could include defective materials or components, or "bugs" that can unexpectedly interfere with the products' intended operations or cause injuries to users. Although we will extensively and rigorously test new and enhanced products and services before their release, there can be no assurance we will be able to detect, prevent, or fix all defects.

Failure to detect, prevent, or fix defects could result in a variety of consequences including greater number of returns of products than expected from users and retailers, regulatory proceedings, product recalls, and litigation, which could harm our revenue and operating results. The occurrence of real or perceived quality problems or material defects in our current and future products could expose us to warranty claims in excess of our current reserves. If we experience greater returns from retailers or users in excess of our reserves, our business and operating results could be harmed. In addition, any negative publicity or lawsuits filed against us related to the perceived quality and safety of our products could also affect our brand and decrease demand for our products and services, and adversely affect our operating results and financial condition.

Any material disruption of our information technology systems, such as the five-hour outage we experienced during the peak holiday season in December 2014, or those of third-party partners could materially damage user and business partner relationships, and subject us to significant reputational, financial, legal, and operational consequences.

We depend on our information technology systems, as well as those of third parties, to develop new products and services, operate our platform and website, host and manage our services, store data, process transactions, respond to user inquiries, interact with mentors and provide other services.  Any material disruption or slowdown of our systems or those of third parties whom we depend upon, including a disruption or slowdown caused by our failure to successfully manage significant increases in user volume or successfully upgrade our or their systems, system failures, or other causes, could cause outages or delays in our services, which could harm our brand and adversely affect our operating results. In addition, such disruption could cause information, including data related to orders, to be lost or delayed which could result in delays or interruptions in providing the services which could reduce demand for our products and services, harm our brand and reputation, and cause our revenue to decline. If changes in technology cause our information systems, or those of third parties whom we depend upon, to become obsolete, or if our or their information systems are inadequate to handle our growth, we could lose users and our business and operating results could be adversely affected.

We collect, store, process, and use personal information and other customer data, which subjects us to governmental regulation and other legal obligations related to privacy, information security, and data protection, and any security breaches or our actual or perceived failure to comply with such legal obligations could harm our business.

We depend on information technology and telecommunications systems for our operations. We have developed propriety software related to the NABUfit portal and its interface with the Microsoft Kinect. Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. We collect, store, process, and use personal information and other user data, and we rely on third parties that are not directly under our control to do so as well. Our users' health and fitness-related data and other highly personal information may include, among other information, names, addresses, phone numbers, email addresses, payment account information, height, weight, and biometric information such as heart rates, sleeping patterns, location, and activity patterns. Due to the volume and sensitivity of the personal information and data we manage and the nature of our products, the security features of our platform and information systems are critical. If our security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to or acquire sensitive user data. If we or our third-party service providers, business partners, or third-party apps with which our users choose to share their data were to experience a breach of systems compromising our users' sensitive data, our brand and reputation could be adversely affected, use of our products and services could decrease, and we could be exposed to a risk of loss, litigation, and regulatory proceedings. Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to or acquisition of our user data, we may also have obligations to notify users about the incident and we may need to provide some form of remedy, such as a subscription to a credit monitoring service, for the individuals affected by the incident. A growing number of legislative and regulatory bodies have adopted consumer notification requirements in the event of unauthorized access to or acquisition of certain types of personal data. Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises user data. Our users may also accidentally disclose or lose control of their passwords, creating the perception that our systems are not secure against third-party access. Additionally, if third-party service providers that host user data on our behalf experience security breaches or violate applicable laws, agreements, or our policies, such events may also put our users' information at risk and could in turn have an adverse effect on our business. While we maintain insurance coverage that, subject to policy terms and conditions and a significant self-insured retention, is designed to address certain aspects of cyber risks, such insurance coverage may be insufficient to cover all losses or all types of claims that may arise in the event we experience a security breach.

Cybersecurity risks could adversely affect our business and disrupt our operations.

The threats to network and data security are increasingly diverse and sophisticated. Despite our efforts and processes to prevent breaches, our devices, as well as our servers, computer systems, and those of third parties that we use in our operations are vulnerable to cybersecurity risks, including cyber attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our servers and computer systems or those of third parties that we use in our operations, which could lead to interruptions, delays, loss of critical data, and loss of consumer confidence. In addition, we may be the target of email scams that attempt to acquire sensitive information or company assets. Despite our efforts to create security barriers to such threats, we may not be able to entirely mitigate these risks. Any cyber attack that attempts to obtain our data and assets, disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could adversely affect our business, operating results, and financial condition, be expensive to remedy, and damage our reputation.

Our financial performance is subject to risks associated with changes in the value of the U.S. dollar versus local currencies.

Our primary exposure to movements in foreign currency exchange rates relates to non-U.S. dollar denominated sales and operating expenses worldwide. Weakening of foreign currencies relative to the U.S. dollar adversely affects the U.S. dollar value of our foreign currency-denominated sales and earnings, and generally leads us to raise international pricing, potentially reducing demand for our products. In some circumstances, for competitive or other reasons, we may decide not to raise local prices to fully offset the strengthening of the U.S. dollar, or at all, which would adversely affect the U.S. dollar value of our foreign currency denominated sales and earnings. Conversely, a strengthening of foreign currencies relative to the U.S. dollar, while generally beneficial to our foreign currency-denominated sales and earnings, could cause us to reduce international pricing, incur losses on our foreign currency derivative instruments, and incur increased operating expenses thereby limiting any benefit. Additionally, strengthening of foreign currencies may also increase our cost of product components denominated in those currencies, thus adversely affecting gross margins.

We do not use derivative instruments, such as foreign currency forward and option contracts, to hedge certain exposures to fluctuations in foreign currency exchange rates.

Sales of our products and services in the United State and other target markets subjects us to a variety of U.S. and foreign laws and regulations that are continuously evolving, including those related to privacy, data security, and data protection due to our collection, processing, and use of personal information and other user data, such as the E.U. Data Protection Directive which covers the transfer of personal data from the European Union to the United States.

We are or may become subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, including laws and regulations regarding privacy, data protection, data security, data retention, consumer protection, advertising, electronic commerce, intellectual property, manufacturing, anti-bribery and anti-corruption, and economic or other trade prohibitions or sanctions. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws.

In particular, there are numerous U.S. federal, state, and local laws and regulations and foreign laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data, the scope of which is changing, subject to differing interpretations, and may be inconsistent among different jurisdictions. We strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy, data security, and data protection. However, given that the scope, interpretation, and application of these laws and regulations are often uncertain and may be conflicting, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure to comply with our privacy or security policies or privacy-related legal obligations by us or third-party service-providers or the failure or perceived failure by third-party apps, with which our users choose to share their Fitbit data, to comply with their privacy policies or privacy-related legal obligations as they relate to the Fitbit data shared with them, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation, or negative publicity, and could have an adverse effect on our brand and operating results.

We will need to develop solutions to ensure that data transfers from the E.U. provide adequate protections to comply with the E.U. Data Protection Directive. If we fail to develop such alternative data transfer solutions, one or more national data protection authorities in the European Union could bring enforcement actions seeking to prohibit or suspend our data transfers to the U.S. and we could also face additional legal liability, fines, negative publicity, and resulting loss of business.

Certain health-related laws and regulations such as the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and the Health Information Technology for Economic and Clinical Health Act, or HITECH, may have an impact on our business. For example, we recently announced that we intend to offer HIPAA compliant capabilities to certain customers of our corporate wellness offerings who are "covered entities" under HIPAA, which may include our execution of Business Associate Agreements with such covered entities. In addition, changes in applicable laws and regulations may result in the user data we collect being deemed protected health information, or PHI, under HIPAA and HITECH. If we are unable to comply with the applicable privacy and security requirements under HIPAA and HITECH, or we fail to comply with Business Associate Agreements that we enter into with covered entities, we could be subject to claims, legal liabilities, penalties, fines, and negative publicity, which could harm our operating results.

Governments are continuing to focus on privacy and data security and it is possible that new privacy or data security laws will be passed or existing laws will be amended in a way that is material to our business. Any significant change to applicable laws, regulations, or industry practices regarding our users' data could require us to modify our services and features, possibly in a material manner, and may limit our ability to develop new products, services, and features. Although we have made efforts to design our policies, procedures, and systems to comply with the current requirements of applicable state, federal, and foreign laws, changes to applicable laws and regulations in this area could subject us to additional regulation and oversight, any of which could significantly increase our operating costs.

The labeling, distribution, importation, marketing, and sale of our products are subject to extensive regulation by various U.S. state and federal and foreign agencies, including the CPSC, Federal Trade Commission, Food and Drug Administration, or FDA, Federal Communications Commission, and state attorneys general, as well as by various other federal, state, provincial, local, and international regulatory authorities in the countries in which our products and services are distributed or sold. If we fail to comply with any of these regulations, we could become subject to enforcement actions or the imposition of significant monetary fines, other penalties, or claims, which could harm our operating results or our ability to conduct our business.

The global nature of our business operations also create various domestic and foreign regulatory challenges and subject us to laws and regulations such as the U.S. Foreign Corrupt Practices Act, or FCPA, the U.K. Bribery Act, and similar anti-bribery and anti-corruption laws in other jurisdictions, and our products are also subject to U.S. export controls, including the U.S. Department of Commerce's Export Administration Regulations and various economic and trade sanctions regulations established by the Treasury Department's Office of Foreign Assets Controls. If we become liable under these laws or regulations, we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or services, which would negatively affect our business, financial condition, and operating results. In addition, the increased attention focused upon liability issues as a result of lawsuits, regulatory proceedings, and legislative proposals could harm our brand or otherwise impact the growth of our business. Any costs incurred as a result of compliance or other liabilities under these laws or regulations could harm our business and operating results.

Our international operations subject us to additional costs and risks, and our continued expansion internationally may not be successful.

We plan to enter many international markets in a relatively short time and may enter into additional markets in the future. We plan to focus on key markets of China, Europe and the United States and will expand into South America, Australia and a number of other countries in Asia. There are significant costs and risks inherent in conducting business in international markets, including:

•	establishing and maintaining effective controls at foreign locations and the associated increased costs;

•	adapting our technologies, products, and services for preferences and customs ;

•	variations in margins by geography;

•	increased competition from local providers of similar products;

•	longer sales or collection cycles in some countries;

•	compliance with foreign laws and regulations;

•
compliance with the laws of numerous taxing jurisdictions where we conduct business, potential double taxation of our international earnings, and potentially adverse tax consequences due to U.S. and foreign tax laws as they relate to our international operations;

•	compliance with anti-bribery laws, such as the FCPA and the U.K. Bribery Act, by us, our employees, and our business partners;

•
complexity and other risks associated with current and future foreign legal requirements, including legal requirements related to consumer protection, consumer product safety, and data privacy frameworks, such as the E.U. Data Protection Directive, the proposed E.U. Data Protection Regulation, and applicable privacy and data protection laws in foreign jurisdictions where we currently conduct business or intend to conduct business in the future;

•	currency exchange rate fluctuations and related effects on our operating results;

•	economic and political instability in some countries, particularly those in China where we have recently expanded;

•	the uncertainty of protection for intellectual property rights in some countries and practical difficulties of enforcing rights abroad; and

•	other costs of doing business internationally.

These factors and other factors could harm our international operations and, consequently, materially impact our business, operating results, and financial condition. Further, we may incur significant operating expenses as a result of our international expansion, and it may not be successful. We expect that we will begin expanding into other target markets; however, we cannot assure you that our expansion plans will be realized, or if realized, be successful. We expect each market to have particular regulatory and funding hurdles to overcome and future developments in these markets, including the uncertainty relating to governmental policies and regulations, could harm our business. If we expend significant time and resources on expansion plans that fail or are delayed, our reputation, business and financial condition may be harmed.  We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in new markets. We may also encounter difficulty expanding into new international markets because of limited brand recognition in certain parts of the world, leading to delayed acceptance of our products and services by users in these new international markets. If we are unable to continue to expand internationally and manage the complexity of our global operations successfully, our financial condition and operating results could be adversely affected.

We may acquire other businesses, form joint ventures or make investments in other companies or technologies that could negatively affect our operating results, dilute our stockholders' ownership, increase our debt or cause us to incur significant expense.

We may pursue acquisitions of businesses and assets. We also may pursue strategic alliances and joint ventures that leverage our proprietary technology and industry experience to expand our offerings or distribution. We have no experience with acquiring other companies and limited experience with forming strategic partnerships. We may not be able to find suitable partners or acquisition candidates, and we may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company also may disrupt ongoing operations and require management resources that we would otherwise focus on developing our existing business. We may experience losses related to investments in other companies, which could harm our financial condition and results of operations. We may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture.

Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

To finance any acquisitions or joint ventures, we may choose to issue shares of common stock as consideration, which could dilute the ownership of our stockholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our Common Stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using our stock as consideration.

Risks Related to Our Reliance on Third Parties

We will depend on third-parties to market NABUfit in international markets.

We will depend on a number of third parties to market and sell NABUfit internationally. We may not be able to successfully identify marketing and distribution partners and even if we do, such parties may not be able to successfully market and sell NABUfit and may not devote sufficient time and resources to support the marketing and selling efforts that enable the product to develop, achieve or sustain market acceptance. Any of these factors could reduce our revenue from affected international markets, increase our costs in those markets or damage our reputation. In addition, if we are unable to attract additional international distributors, our international revenue may not grow.

We depend on third-parties technologies.

Certain modules of our NABUfit product is built upon third-party technologies, including technologies developed by Microsoft® and as such we are dependent upon licenses from Microsoft and others.  In the event that such licenses are terminated, the Company will not be able to operate its technologies or conduct its business.

Risks Related to Being a Public Company

Our management team has limited experience managing a public company.

Most members of our management team have limited, or no experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

We incur significant costs as a result of operating as a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or SEC, and the OTC Markets. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel devote a substantial amount of time to these compliance programs and monitoring of public company reporting obligations and as a result of the new corporate governance and executive compensation related rules, regulations and guidelines prompted by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations cause us to incur significant legal and financial compliance costs and make some activities more time-consuming and costly.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Securities Exchange Act of 1934, or the Exchange Act, is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Stock could decline. In addition, if we are unable to continue to meet these requirements, our Common Stock may not be able to remain eligible for quotation on the OTC Markets.

We are currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. We are required to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the first annual report required to be filed with the SEC following the date we are no longer an "emerging growth company" as defined in the JOBS Act depending on whether we choose to rely on certain exemptions set forth in the JOBS Act. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which could harm our business.

Risks Related to Administrative, Organizational and Commercial Operations and Growth

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

We anticipate growth in our business operations. This future growth could create a strain on our organizational, administrative and operational infrastructure, including technical support and customer service, marketing and general and financial administration.  Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures.

The loss of our President and Chief Executive Officer or our inability to attract and retain highly skilled developers and other personnel could negatively impact our business.

Our success depends on the skills, experience and performance of our Chief Executive Officer, Ulrik Moll, and other key employees.  The individual and collective efforts of these employees will be important as we continue to develop NABUfit and as we expand our commercial activities. The loss or incapacity of existing members of our executive management team could negatively impact our operations if we experience difficulties in hiring qualified successors. Our executive officers have employment agreements; however, the existence of an employment agreement does not guarantee the retention of the executive officer for any period of time.

If we are unable to protect our domain names, our brand, business, and operating results could be adversely affected.

We have registered domain names for websites, or URLs, that we use in our business, such as Nabufit.com, nabufitglobal.com, nabufitglobal.co.uk, nabufit.co.uk, nabufit.de, nabufitglobal.de and many others. If we are unable to maintain our rights in these domain names, our competitors or other third parties could capitalize on our brand recognition by using these domain names for their own benefit. In addition, although we own the "NABUfit" domain name under various global top level domains such as .com and .net, as well as under various country-specific domains, we might not be able to, or may choose not to, acquire or maintain other country-specific versions of the "Fitbit" domain name or other potentially similar URLs. The regulation of domain names in the United States and elsewhere is generally conducted by Internet regulatory bodies and is subject to change. If we lose the ability to use a domain name in a particular country, we may be forced to either incur significant additional expenses to market our solutions within that country, including the development of a new brand and the creation of new promotional materials, or elect not to sell our solutions in that country. Either result could substantially harm our business and operating results. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain the domain names that utilize the name "NABUfit" in all of the countries in which we currently conduct or intend to conduct business. Further, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights varies among jurisdictions and is unclear in some jurisdictions. Domain names similar to ours may be registered in the United States and elsewhere, and we may be unable to prevent third parties from acquiring and using domain names that infringe, are similar to, or otherwise decrease the value of, our brand or our trademarks. Protecting and enforcing our rights in our domain names and determining the rights of others may require litigation, which could result in substantial costs, divert management attention, and not be decided favorably to us.

Our use of "open source" software could negatively affect our ability to sell our products and subject us to possible litigation.

A portion of the technologies we use incorporates "open source" software, and we may incorporate open source software in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses. These licenses may subject us to certain unfavorable conditions, including requirements that we offer our products and services that incorporate the open source software for no cost, that we make publicly available source code for modifications or derivative works we create based upon, incorporating, or using the open source software, or that we license such modifications or derivative works under the terms of the particular open source license. Additionally, if a third-party software provider has incorporated open source software into software that we license from such provider, we could be required to disclose or provide at no cost any of our source code that incorporates or is a modification of such licensed software. If an author or other third party that distributes open source software that we use or license were to allege that we had not complied with the conditions of the applicable license, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages and enjoined from the sale of our products and services that contained the open source software. Any of the foregoing could disrupt the distribution and sale of our products and services and harm our business.

Risks Related to Intellectual Property

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely upon patents, trademarks, copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information. Significant elements of NABUfit are based on unpatented trade secrets and know-how that are not publicly disclosed. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

Any failure to protect our own intellectual property rights could impair our brand, negatively impact our business or both.

Our success and ability to compete also depend in part on protecting our own intellectual property. We will rely on a combination of patents, copyright, trade secret, trademark and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, processes and other intellectual property. However, the steps we take to protect our intellectual property rights may be inadequate. Third parties may seek to challenge, invalidate or circumvent our copyright, trade secret, trademark and other rights or applications for any of the foregoing. In order to protect our intellectual property rights, we may be required to spend significant resources. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Our failure to secure, protect and enforce our intellectual property rights could seriously adversely affect our brand and adversely impact our business.

 We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our products.

Our commercial success depends significantly on our ability to operate without infringing the patents and other intellectual property rights of third parties. For example, there could be issued patents of which we are not aware that our products infringe. There also could be patents that we believe we do not infringe, but that we may ultimately be found to infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our product infringes.

Our software is built upon open-sourced code and platforms.  Nevertheless, there is a risk a third party may assert that we are employing their proprietary technology without authorization. If a court held that any third-party patents are valid, enforceable and cover our products or their use, the holders of any of these patents may be able to block our ability to commercialize our products unless we obtained a license under the applicable patents, or until the patents expire. We may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost or on reasonable terms. Any inability to secure licenses or alternative technology could result in delays in the introduction of our products or lead to prohibition of the manufacture or sale of products by us.

 Unfavorable outcomes in intellectual property litigation could limit our research and development activities and/or our ability to commercialize certain products.

 If third parties successfully assert intellectual property rights against us, we might be barred from using certain aspects of our technology, or barred from developing and commercializing certain products. Prohibitions against using certain technologies, or prohibitions against commercializing certain products, could be imposed by a court or by a settlement agreement between us and a plaintiff. In addition, if we are unsuccessful in defending against allegations of patent infringement or misappropriation of trade secrets, we may be forced to pay substantial damage awards to the plaintiff. There is inevitable uncertainty in any litigation, including intellectual property litigation. There can be no assurance that we would prevail in any intellectual property litigation, even if the case against us is weak or flawed. If litigation leads to an outcome unfavorable to us, we may be required to obtain a license from the patent owner, in order to continue our research and development programs or to market our product(s). It is possible that the necessary license will not be available to us on commercially acceptable terms, or at all. This could limit our research and development activities, our ability to commercialize certain products, or both.

Most of our competitors are larger than we are and have substantially greater resources. They are, therefore, likely to be able to sustain the costs of complex patent litigation longer than we could. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our internal research programs, in-license needed technology, or enter into strategic partnerships that would help us bring our product candidates to market.

In addition, any future patent litigation, interference or other administrative proceedings will result in additional expense and distraction of our personnel. An adverse outcome in such litigation or proceedings may expose us or any future collaborators to loss of our proprietary position, expose us to significant liabilities, or require us to seek licenses that may not be available on commercially acceptable terms, if at all.

Risks Related to Ownership of Our Common Stock

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include, but are not limited to:

•	actual or anticipated fluctuations in our financial condition and operating results;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	commercial success and market acceptance of NABUfit;

•	success of our competitors in discovering, developing or commercializing products;

•	strategic transactions undertaken by us;

•	additions or departures of key personnel;

•	prevailing economic conditions;

•	disputes concerning our intellectual property or other proprietary rights;

•	sales of our Common Stock by our officers, directors or significant stockholders;

•	future sales or issuances of equity or debt securities by us;

•	business disruptions caused by earthquakes, tornadoes or other natural disasters; and

•	issuance of new or changed securities analysts' reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

As an "emerging growth company" under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to and may rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay", "say-on-frequency" and "say-on-golden parachute;" and
●
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are not choosing to "opt out" of this provision. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an "emerging growth company" until the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration under the Securities Act, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Future sales of our Common Stock or securities convertible or exchangeable for our Common Stock may cause our stock price to decline.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market after the lock-up and legal restrictions on resale lapse, the price of our Common Stock could decline. The perception in the market that these sales may occur could also cause the price of our Common Stock to decline.

We also plan to file a registration statement in the near future for the shares issued in the Share Exchange and other holders. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates, subject to the lock-up agreements described above. Sales of such shares could cause the price of our Common Stock to decline.

Our Common Stock is or may become subject to the "penny stock" rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. If our Common Stock is or becomes subject to the "penny stock" rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Based on the beneficial ownership of our Common Stock at December 31, 2015, our officers and directors, together with holders of 5% or more of our outstanding common stock before the Offering and their respective affiliates, will beneficially own approximately 80% of our Common Stock. Accordingly, these stockholders will have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with your interests. For example, these stockholders could delay or prevent a change in control of the Company, even if such a change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of the company or our assets and might affect the prevailing price of our Common Stock. The significant concentration of stock ownership may negatively impact the price of our Common Stock due to investors' perception that conflicts of interest may exist or arise.

Shares of our Common Stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former "shell company."

Prior to the closing of the Exchange, we were deemed a "shell company" under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, as amended, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Although we intend to register such shares for sale under the Securities Act, our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares pursuant to Rule 144, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline.  Furthermore, to the extent shares of Common Stock were purchased by Non- U.S. Persons pursuant to Regulation S, such shares may not be transferred within the United States or to a "U.S. Person" unless such transfer is made pursuant to registration under the Securities Act, pursuant to an exemption therefrom, or in a transaction outside the United States pursuant to the resale provisions of Regulation S.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future; therefore, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on the company. If no securities or industry analysts commence coverage of the company, the price for our Common Stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business, our stock price could decline. In addition, if our operating results fail to meet the forecast of analysts, our stock price could decline. If one or more of these analysts cease coverage of the company or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our stock price and trading volume to decline.

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Report contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements." You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements.  In addition to the risk factors described under "Risk Factors" beginning on page 8 of this prospectus, these factors include:

•
the impact of any new or changed laws, regulations, card network rules or other industry standards affecting our business, including government decision to impose sanctions or other legal restrictions that may restrict our ability to do business in China, Europe, the United States;

•	the impact of any significant cancellations, which we may not be able to accurately predict or manage;

•	our reliance on third-party processors and service providers;

•	our dependence on third party sales, marketing and distribution groups that do not serve us exclusively to market and distribute our products in targeted global markets;

•	the effect of the loss of key personnel or our relationships with marketing and distribution partners;

•	the effects of increased competition, which could adversely impact our financial performance;

•	our ability to adopt technology to meet changing industry and customer needs or trends;

•	the impact of any decline in the use of credit cards as a payment mechanism for consumers or adverse developments with respect to the credit card industry in general;

•	the impact of seasonality on our operating results;

•	the impact of any failure in our systems due to factors beyond our control;

•	the impact of any material breaches in the security of third-party processing systems we use;

•	the impact on our growth and profitability if the markets for the services that we offer fail to expand or if such markets contract;

•	our ability (or inability) to continue as a going concern;

•	the willingness of the Company's majority stockholders, and/or other affiliates of the Company, to continue investing in the Company's business to fund working capital requirements;

•	the Company's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed;

•	the impact on our operating results as a result of impairment of our goodwill and intangible assets;

•	our material weaknesses in internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; and

•	the other factors identified in the section of this prospectus entitled "Risk Factors."

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under "Risk Factors." We base our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

INDUSTRY AND MARKET DATA

This prospectus contains statistical data, estimates, and forecasts that are based on independent industry publications or reports or other publicly available information, as well as other information based on our internal sources. This information involves a number of assumptions and limitations, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed in the section titled "Risk Factors" and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

The source of certain statistical data, estimates, and forecasts contained in this prospectus are based upon the following independent industry publications or reports:

•	IBISWorld Inc., IBISWorld Industry Report: Corporate Wellness Services in the U.S., September 2015.

•	International Data Corporation, Consumer Market Model 2010-2021 data, October 2015.

•	International Data Corporation, Worldwide Wearables 2015-2019 Forecast, October 2015.

•
The NPD Group, Inc., Retail Tracking Service, Digital Fitness Devices data, January 2013 - September 2015. We refer to connected activity trackers elsewhere in this prospectus, which has been defined in The NPD Group data as digital fitness wrist band and multi-location devices that connect to other devices (e.g., mobile devices and computers, via ANT+, Bluetooth, Wi-Fi, wireless combinations, wired connection only, and other wireless connections). We also refer to GPS fitness watches elsewhere in this prospectus, which has been defined in The NPD Group data as digital fitness watches that are GPS enabled. GPS fitness watches are not included in the connected activity trackers category.

•	The NPD Group, Inc., Strong Holiday Season Ahead for Wearables as Fitness Device Awareness Doubles, November 5, 2014.

•	http://www.worldometers.info/world-population/china-population/

•	http://www.chinainternetwatch.com/tag/e-commerce/

•	http://www.statista.com/statistics/277391/number-of-online-buyers-in-china/

•	http://www.mckinsey.com/insights/asia-pacific/china_e-tailing

•	http://www.scmp.com/news/china/article/1835527/chinas-middle-class-grew-203-million-10-years-report

•	http://content.ce.org/PDF/2014DigitalAmerica_abridged.pdf#page=11 (page 43)

•	https://www2.deloitte.com/content/dam/Deloitte/pl/Documents/Press/pl_PRESS_RELEASE_EuropeActive.pdf

•	http://www.mckinsey.com/insights/marketing_sales/chinas_social-media_boom

•	http://www.mckinseychina.com/chinas-social-media-boom-2/#sthash.Bcv1swAL.dpuf

USE OF PROCEEDS

We are offering up to 5,000,000 shares of our common stock.  Presuming the sale of the 5,000,000 shares being offered under this registration statements, the maximum proceeds to the Company, less expenses would be $8,682,000.  The maximum total offering proceeds could be reduced if the Company does not conduct a direct participation offering, but rather retains one or more placement agents and must pay commissions to such persons..

We intend to use the proceeds from this offering to expand our organization, research and develop our platform, market our products, attract additional professional mentors and trainers and expand our product offerings. All remaining proceeds will be used for working capital and general corporate purposes.  We may also use a portion of proceeds to acquire or inest in complementary products or businesses.

If we are unable to sell the initial targeted amount of 5,000,000 shares, we intend to first apply any proceeds raised towards the development and marketing of the product and platform.  However, to the extent that we are unable to raise a sufficient amount of proceeds in this offering, we may not be able to achieve all our business objectives in a timely manner.

The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, results from our research and development efforts, business developments and opportunities and the rate of our growth, sales and marketing activities and competition. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

●	the existence of unforeseen or other opportunities or the need to take advantage of changes in the timing of our existing activities;

●
the need or desire on our part to accelerate, increase, reduce or eliminate one or more existing initiatives due to, among other things, changing market conditions and competitive developments or interim results of research and development efforts;

●	results from our business development and marketing efforts, including opportunities that may materialize;

●	the effect of federal, state and foreign regulation on us and on our identified industries;

●	our ability to attract development funding or to license or sell our vaccine candidates; and/or

●	the presentation of strategic opportunities of which we are not currently aware (including acquisitions, joint ventures, licensing and other similar transactions).

MARKET PRICE OF OUR COMMON STOCK

Our common stock has been listed on the OTCQB since 1997 and currently trades under the symbol "NBFT".  Prior to that date, there was no public trading market for our common stock. The following table presents the high and low bid prices for the fiscal years ended December, 2015 and 2014.  The prices have been adjusted retroactively to reflect the reverse stock split effective December 2014.  These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

Fiscal year ended December 31, 2015	High	Low

Fourth quarter	$4.00	$2.50
Third quarter	$4.75	$2.50
Second quarter	$4.75	$3.50
First quarter	$7.00	$1.75

Fiscal year ended December 31, 2014	High	Low

Fourth quarter	$3.60	$1.75
Third quarter	$3.35	$2.40
Second quarter	$6.00	$2.40
First quarter	$13.20	$3.00

As of May 19, 2016, the previous close was $2.20.  As of December 31, 2015, we had approximately 330 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

DIVIDEND POLICY

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization on an actual basis as of December 31, 2015 and as of March 31, 2016.

You should consider this table in conjunction with our financial statements and the notes thereto included elsewhere in this prospectus.

	December 31, 2015	March 31, 2016
		(Unaudited)
Cash	$1,133,247	$676,878
Stockholders' equity:
Preferred stock, $.0001 par value, 400,000 shares authorized; no shares
issued and outstanding	-	-
Common stock $.0001 par value, 100,000,000 shares authorized;
19,437,236 shares issued and outstanding at March 31, 2016 and
December 31, 2015, respectively.	1,944	1,944
Additional paid-in capital	1,671,874	1,671,874
Accumulated deficit	(372,396)	(900,124)
Accumulated other comprehensive loss	(40,378)	(8,126)
Total stockholders' equity	1,261,044	765,568

Total capitalization	$2,394,291	$1,442,446

The above table is based on 19,437,236 shares of our common stock outstanding as of December 31, 2015 and March 31, 2016.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

We derived the selected consolidated statements of operations data and the selected consolidated balance sheet data as of December 31, 2015 and for the period from June 26, 2015 (date of inception) through December 31, 2015 from our audited consolidated financial statements included elsewhere in this prospectus. The data as of March 31, 2016 and for the three months ended March 31, 2016 was derived from unaudited interim amounts.  Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus.

Consolidated Statement of Operations Data:
	From June 26, 2015
	(Date of Inception)	For the Three
	Through	Months Ended
	December 31, 2015	March 31, 2016
		(Unaudited)
Operating Expenses:
Selling, general and administrative	$371,746	$527,846
Total Operating Expenses	371,746	527,846

Loss from Operations	(371,746)	(527,846)
Interest income	-	135
Interest expense	(650)	(17)

Net Loss	$(372,396)	$(527,728)

Net loss per common share - basic and diluted	$(0.02)	$(0.03)

Weighted average common shares
outstanding - basic and diluted	16,166,622	19,437,236

Consolidated Balance Sheet Data:
	December 31, 2015	March 31, 2016
		(Unaudited)
Cash	$1,133,247	$676,878
Working capital	1,261,044	765,568
Total assets	1,313,832	856,001
Total long-term debt	-	-
Accumulated deficit	(372,396)	(900,124)
Total stockholders' equity	1,261,044	765,568

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management's discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management's discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect" and the like, and/or future tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under "Risk Factors" in this Report that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company's actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.  The following information should be read together and in connection with the management's discussion and analysis of financial condition and results of operations found in any applicable prospectus supplement.

NABUfit Global, Inc., a Delaware Corporation (the "Company") was incorporated in May 1983 in the State of Colorado and re-incorporated in the State of Delaware in April 2008.  On November 30, 2015, we consummated the transaction evidenced by an Agreement and Plan of Share Exchange (the "Share Exchange Agreement") dated October 8, 2015 by and among NABUfit Global and NABUfit Denmark, pursuant to which NABUfit Global acquired from the NABUfit Denmark shareholders ("NABUfit Shareholders") all of the issued and outstanding equity interests of NABUfit Denmark in exchange for 15,500,000 shares of NABUfit Global (the "Share Exchange").  As a result of the Share Exchange, the NABUfit Shareholders, as the former shareholders of NABUfit Denmark, became the controlling shareholders of the Company and NABUfit Denmark became a subsidiary of the Company.  The Share Exchange was accounted for as a reverse merger/recapitalization effected by a share exchange, wherein NABUfit Denmark is considered the acquirer for accounting and financial reporting purposes.  The capital, share price, and earnings per share amount in the consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the exchange ratio established in the merger.

As the result of the Share Exchange and the change in business and operations of the Company, the historical financial results of NABUfit Global, ApS, a Danish company ("NABUfit Denmark"), the accounting acquirer, prior to the Share Exchange are considered the historical financial results of the Company.

The following discussion highlights the results of operations for NABUfit Global, Inc. and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the Company's audited financial statements contained in this prospectus, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements of the Company for the period from June 26, 2015 (date of inception) through December 31, 2015, contained herein include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such period have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Company Overview

We design and market the NABUfit virtual training and fitness products and services, a state-of-the-art online fitness portal (the "NABUfit," the "Portal" or "Product").  The Product incorporates interaction and input through Microsoft® Kinect® and other technologies and the option for personal data collection through wearable and other monitoring devices, coaching and teaching through mentor services.

Customers obtain access to the Product through the purchase of monthly or annual memberships and the downloading of the software or mobile device application.  The Product provides custom designed training plans, diet plans and access to mentors and coaching.

Through the Microsoft® Kinect® and other optional monitoring devices, the Product collects and measures data from each exercise and compares that data to a standard and prior data.  Based on the measuring and the data registration in the Kinect® Module the user will get immediate feedback, e.g. as a percentage, a graphic or an emoticon depending on how well the exercise has been performed. This provides a unique experience and quality assurance designed to maximize the effect of the training. The quick feedback will also reduce the risk of injuries and streamline time spent on training.  Users can access training data, statistics and results online or through mobile device applications.

Membership is divided into two levels – a basic membership and a VIP membership.  The difference between the levels of membership will be primarily based upon the access to features and to mentors.

The Portal also offers a social forum for its users, where users can interact with like-minded members and train with them virtually. Some people will experience increased motivation by being part of a group. The member can allow others to see all or part of his profile. The personal profiles of the members can be matched, so the portal will suggest network and training mates, and thereby helping to ensure the optimum composition.  It will be possible to do real-time training with training mates by sharing the screen in a videoconference on the portal.

We plan to market the Product initially in the target area of China with a concentrated social media and direct marketing campaigns. We will then expand into the target markets of Europe and the United States.  We will market the Product to a broad range of worldwide consumers who are seeking a customized training program and platform without having to attend a gym or training center. Our sales and revenue cycle is based upon monthly subscription fees and purchases of addition products and services.  Subscription payments are automatically charged on a monthly basis and additional payments are processed on a cash basis.

We have not generated any product or service revenue and had net losses of $372,396 for the period from June 26, 2015 (date of inception) through December 31, 2015 nor during the three month period ended March 31, 2016.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We expect our expenses will increase substantially in connection with our ongoing activities, as we:

•	add personnel to support our product development and commercialization efforts;

•	continue our development efforts; and

•	operate as a public company.

Accordingly, we may seek to fund our operations through public or private equity or debt financings or other sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition and our ability to develop enhancements to and integrate new technologies into the NABUfit virtual training and fitness products and services.

Components of Statements of Operations

Operating Expenses

Selling, General and Administrative. Our selling, general and administrative expenses consist primarily of salaries, share-based compensation, professional fees, travel and entertainment, employee benefits, IT and computer costs not capitalized, lease expense and consulting fees. We expect selling, general and administrative expenses to increase in absolute dollars following the consummation of the Share Exchange due to additional legal, accounting, insurance, investor relations and other costs associated with being a public company, as well as other costs associated with growing our business.

Interest Expense.  The Company incurs interest expense on a line-of-credit agreement with a variable rate of interest of 6.021%, which is renegotiated annually on June 1.

Results of Operations

Period from June 26, 2015 (date of inception) through December 31, 2015 and for the three months ended March 31, 2016

The following table sets forth our revenues, expenses and net income for the period from June 26, 2015 (date of inception) through December 31, 2015 and for the three months ended March 31, 2016.

	From June 26, 2015
	(Date of Inception)	For the Three
	Through	Months Ended
	December 31, 2015	March 31, 2016
		(Unaudited)
Operating Expenses:
Selling, general and administrative	$371,746	$527,846
Total Operating Expenses	371,746	527,846

Loss from Operations	(371,746)	(527,846)
Interest income	-	135
Interest expense	(650)	(17)

Net Loss	$(372,396)	$(527,728)

Net loss per common share - basic and diluted	$(0.02)	$(0.03)

Weighted average common shares
outstanding - basic and diluted	16,166,622	19,437,236

Comprehensive Loss:
Net Loss	$(372,396)	$(527,728)

Other Comprehensive Loss
Translation adjustments	(40,378)	32,252
Total Comprehensive Loss	$(412,774)	$(495,476)

[Remainder of Page Left Blank]

Comparisons to Prior Periods

The Company was organized June 26, 2015 and therefore there are no comparative prior periods.

Period from June 26, 2015 (date of inception) through December 31, 2015

Operating Expenses. Operating expenses were $371,746 for the period from June 26, 2015 (date of inception) through December 31, 2015.  Operating expenses consisted of selling, general and administrative expenses of $371,746 for the period from June 26, 2015 (date of inception) through December 31, 2015.  The selling, general and administrative expenses consisted mainly of salaries of $129,162, professional fees of $68,468, travel and entertainment of $26,670 and share-based compensation of $20,000.

Interest Expense. Interest expense was $650 during the period from June 26, 2015 (date of inception) through December 31, 2015, which was primarily due to the interest on the line-of-credit agreement.

Three month period ended March 31, 2016

Operating Expenses. Operating expenses were $527,846 for the three month period ended March 31, 2016.  Operating expenses consisted of selling, general and administrative expenses of $527,846 for the three month ended March 31, 2016.  Operating expenses consist mainly of employee salaries and benefits, stock based compensation and professional fees.  We expect operating expenses to be at similar levels the rest of the year.

Interest Expense. Interest expense was $17 during the three month period ended March 31, 2016, which was primarily due to the interest on the line-of-credit agreement.

Liquidity and Capital Resources

Period from June 26, 2015 (date of inception) through December 31, 2015

Since NABUfit Denmark's inception in June 2015, it has incurred significant net losses and negative cash flows from operations. During the period from June 26, 2015 (date of inception) through December 31, 2015, we had a net loss of $372,396. At December 31, 2015, we had an accumulated deficit of $372,396.

At December 31, 2015, we had cash of $1,133,247. To date, we have financed our operations principally through private placements of NABUfit Denmark's common stock. On October 8, 2015, we received net proceeds of approximately USD $1,795,000 (DKK 11.9 million) from the issuance of shares of NABUfit Denmark's common stock.

Three month period ended March 31, 2016

During the three months ended March 31, 2016, the Company had a net loss of $527,728, which consisted of operating expenses of $527,846, interest income of $135 and interest expense of $17.  At March 31, 2016, we had an accumulated deficit of $900,124.

At March 31, 2016, we had cash of $676,878. To date, we have financed our operations principally through private placements of NABUfit Denmark's common stock. On October 8, 2015, we received net proceeds of approximately USD $1,795,000 (DKK 11.9 million) from the issuance of shares of NABUfit Denmark's common stock.

We could potentially use our available financial resources sooner than we currently expect, and we may incur additional indebtedness to meet future financing needs. Adequate additional funding may not be available to us on acceptable terms or at all. In addition, although we anticipate being able to obtain additional financing through non-dilutive means, we may be unable to do so. Our failure to raise capital as and when needed could have significant negative consequences for our business, financial condition and results of operations. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled "Risk Factors."

Cash Flows

The period from June 26, 2015 (date of inception) through December 31, 2015

The following table summarizes our cash flows for the period from June 26, 2015 (date of inception) through December 31, 2015:

Cash used in operating activities	$(378,508)
Cash provided by investing activities	126,843
Cash provided by financing activities	1,398,133
Effect of exchange rate changes on cash	(13,221)
Net Increase in Cash	$1,133,247

Cash used in operations for the period from June 26, 2015 (date of inception) through December 31, 2015 was $378,508. We anticipate that we will incur significant additional technology development costs in order to execute our business plan.

Cash provided by investing activities was $126,843 for the period from June 26, 2015 (date of inception) through December 31, 2015, which consisted of cash acquired in acquisition.

Cash provided by financing activities was $1,398,133 for the period from June 26, 2015 (date of inception) through December 31, 2015, which consisted of cash proceeds from the issuance of stock of $1,775,383, less cash paid to acquire treasury stock of $377,250.

Three month period ended March 31, 2016

The following table summarizes our cash flows for the three months ended March 31, 2016:

Cash used in operating activities	$(488,445)
Effect of exchange rate changes on cash	32,076
Net Decrease in Cash	$(456,369)

Cash used in operations for the three month period ended March 31, 2016 was $488,445. We anticipate that we will incur significant additional technology development costs in order to execute our business plan.

Off Balance Sheet Arrangements

We do not maintain off-balance sheet arrangements nor do we participate in any non-exchange traded contracts requiring fair value accounting treatment.  The Company had no off-balance sheet financing arrangements as of March 31, 2016 and December 31, 2015.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, performance of the service has occurred, the sales price charged is fixed or determinable, and collectability is reasonably assured.  Revenue is net of taxes and discounts and is recorded on an accrual basis. The Company has not recognized revenue through December 31, 2015 nor through the period ended March 31, 2016.

Accounting Estimates

The preparation of financial statements in accordance with accounting standards generally accepted in the United States requires management to make estimates and assumptions that affect both the recorded values of assets and liabilities at the date of the financial statements and the revenues recognized and expenses incurred during the reporting period. Our estimates and assumptions affect our recognition of income taxes, the carrying value of our long-lived assets and our provision for certain contingencies.  We evaluate the reasonableness of these estimates and assumptions continually based on a combination of historical information and other information that comes to our attention that may vary our outlook for the future. Actual results may differ from these estimates under different assumptions.

Critical Accounting Policies and Estimates

We believe that assumptions and estimates have the greatest potential impact on our financial statements. Therefore, we consider these to be our critical accounting policies and estimates. For further information on all of our significant accounting policies, see the notes to our financial statements.

JOBS Act Accounting Election

We are an "emerging growth company" within the meaning of the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards to determine the expected financial impact, if any, that the adoption of each such standard will have. There are no recently issued accounting standards that we believe will have an impact on our financial statements.

OUR BUSINESS

Company Overview

NABUfit Global, Inc. ("NABUfit Global" or the "Company," formerly CryptoSign, Inc., StrategaBiz, Inc., Agricon Global Corporation and BayHill Capital Corporation) designs, manufactures and markets the NABUfit virtual training and fitness products and services, a state-of-the-art online fitness portal ("NABUfit" or, the "Product"). The Product incorporates interaction and input through Microsoft® Kinect® and other technologies and the option for personal data collection through wearables and personal monitoring devices, coaching and teaching through mentor services.

Customers obtain access to the Product through the purchase of monthly or annual memberships and the downloading of the software or mobile device application.  The Product provides custom designed training plans, diet plans and access to mentors and coaching.

Through Microsoft® Kinect® and optional personal monitoring devices (such as heart rate monitors and other wearables), the NABUfit technology collects data and measures each exercise relatively to a set standard and past performances.  Based on the data collection and registration in the Kinect® module the user will receive immediate feedback, e.g. as a percentage, a graphic or an emoticon depending on how well the exercise has been performed. This provides a unique quality assurance ensuring maximum effect of the training. The quick feedback will also reduce the risk of injuries and streamline time spent on training.  Users can access training data, statistics and results online or through mobile device applications.

Membership is divided into two levels – a basic membership and a VIP membership.  The difference between the levels of membership will be primarily based upon the access to features and to mentors.

The portal also offers a social forum for its users, where users can interact with like-minded members and train with them virtually. Some people will experience increased motivation by being part of a group. The member can allow others to see all or part of his profile. The personal profiles of the members can be matched, so the portal will suggest network and training mates, and thereby helping to ensure the optimum composition. It will be possible to do real-time training with training mates by sharing the screen in a videoconference on the portal.

Trends Driving Our Market

Several powerful trends are driving the growth of the virtual health and fitness market:

•
Individuals and employers are increasingly focused on health and fitness. A variety of factors, such as changing consumer lifestyles and demographics, combined with rising healthcare costs and employers' increased emphasis on productivity, are leading individuals and employers to increasingly focus on health and fitness. Based on information from industry sources, we estimate consumers spent over $200 billion in 2014 on health and fitness services, such as gym and health club memberships, commercial weight management services, and consumer health products, such as weight management products and dietary supplements. In addition, IBISWorld estimates that the corporate wellness industry will grow from $7.2 billion in 2015 to $9.9 billion in 2019 in the United States.*

•
Advances in technology have enabled the emergence of virtual training and fitness products. Recent technological advances in streamlining video, monitoring sensors, high-speed broadband internet, the introduction of wireless standards such as Bluetooth low energy wireless, and other technologies have enabled the emergence of virtual training and fitness programs that may be used by consumers within the confines of their own homes with the abiity to receive real-time feedback based upon monitoring devices and applications which track biometric data, and fit a wide range of consumer preferences.

•
Mobile devices have become the preferred platform for accessing information. Mobile devices have become the preferred platform for people to access information and manage their lives, as well as the primary hub to connect a variety of consumer devices. According to Gartner, by 2018 more than 50% of users will go to a tablet or smartphone first for all online activities.*

•
More individuals are turning to technology solutions to improve health and fitness. Individuals are increasingly using mobile apps and other software to improve health and fitness, allowing consumers to directly manage and track their health and fitness in unprecedented ways. According to The NPD Group, over 25% of U.S. consumers reported using a fitness app on their smartphone.*

Our Market Opportunity

According to International Data Corporation, or IDC, the wearable devices market is growing faster than on any segment in the global consumer electronics market.* In 2014, shipments of wearable devices more than tripled compared to the prior year, reaching a total of 28.9 million units shipped.* IDC expects the market for wearable devices will reach 173.4 million units shipped in 2019, representing a $44.7 billion worldwide revenue opportunity.* Based upon this information, we believe that our products and platform, and the ability to connect with wearable devices are primed to take advantage of this expanding market, and that the future growth of this market represents a significant opportunity for us. Further, as we develop our platform and as consumers increasingly view our connected health and fitness products and services as an alternative or complement to other health and wellness activities, we believe there is an opportunity to reach a significant portion of the expanding health and fitness market.  Based on information from industry sources, we estimate this market represents an over $200 billion opportunity and includes consumer spend on health and fitness services, such as gym and health club memberships, commercial weight management services, and consumer health products, such as weight management products and dietary supplements. The broader health and fitness market, however, presents several challenges to overcome before we are able to take advantage of this opportunity, including competition from larger, more established traditional health and fitness companies, uncertainty as to whether consumers will adopt our products and services as an alternative or complement to other health and wellness activities, and our relative lack of experience selling other products and services.

Our Competitive Strengths

We believe the following strengths position us to increase our revenue and profitability:

•
Tracking activities through Microsoft ® Kinect ® and wearable connected health and fitness devices. We have developed industry-leading technology which is incorporated in our NABUfit product, which will provide an optimal user experience for Product subscribers.  The use of the Microsoft® Kinect® interface allows users to receive real-time feedback based upon actual actions taken by the users. We empower users to live healthier, more active lifestyles by both tracking the information that matters most to them and providing them with real-time feedback. Our connected health and fitness devices span multiple styles, form factors, and price points, addressing the needs of everyone—from people simply looking to get fit by increasing their activity levels to endurance athletes seeking to maximize their performance.

•
Learning through our online dashboard and mobile apps. We offer our users a personalized online dashboard and mobile apps that sync automatically with our platform and provide our users with a wide range of information and analytics, such as charts and graphs of their progress and the ability to log caloric intake.

•
Professional Mentoring. Users are able to access professional and amateur mentors who will provide training and dietary programs which users may access.  In addition, users will be able to work with such mentors in a virtual capacity and receive feedback and assistance.

•
Staying motivated through social features, notifications, challenges, and virtual badges. Our products help users achieve their goals both individually and within the community that they choose. We motivate users by delivering real-time feedback including notifications, leaderboard and challenge updates, and virtual awards. Users can choose to share some or all of their health and fitness information on an opt-in basis with friends, family, and other parties, with third-party apps, and through social networks.  In addition, users can share workout, training and diet plans with other users and can engage with others users as amateur mentors.

•
Improving health and fitness through goal-setting, personalized insights, premium services, and virtual coaching. We believe our platform assists users in changing their daily behavior, such as eating healthier foods or going for a run or walking more to reach a goal or win a challenge. We also offer personalized insights and virtual coaching through customized fitness plans and interactive video-based exercise experiences on mobile devices and computers.

Our Strategy

Our objective is to make NABUfit the premier online fitness and training platform in key markets, beginning with China, Europe and North America. To achieve this goal, we intend to do the following:

•
Introduce innovative products. We will to develop the world's most innovative and diverse virtual health and fitness platform and we plan to continue to make significant investments in research and development to further strengthen our platform through both internally-developed and acquired technologies.

•	Introduce new features and services. We will continue to introduce innovative new features and services to increase user engagement and revenue.

•
Create brand awareness and drive sales of our products and services in key markets. We intend to target our marketing efforts to create global awareness of our brand and drive sales of our products and services in the key markets of China, Europe and North America.

•
Employe Professional Athletes and Trainers.  We will employ a rhobust ensemble of professional athletes and trainers from around the world, who will provide customized tranining and diet programs and work with our subscribers to achieve their fitness goals.

•
Coordinate with strategic partners in each of the target markets for marketing and distribution. We believe that international markets represent a significant growth opportunity for us and we intend to expand sales of our products and services globally through select retailers and strategic partnershipsWe will work with key partners in target markets to provide marketing and distribution expertise and assistance.  Although it may be challenging to gain market acceptance in these markets, we believe the assistance of such experts will expedite the process.

Target Market

The Company will initially market its products and services in China, Europe and North America.  China has a current population of approximately 1.4 billion people1 of which approximately 14% (189 million) belong to the upper middle class and 50% (779 million) are living in urban areas. Growth of the e-commerce market in China is growing rapidly.2 E-commerce in 2012 generated more than 1 trillion yuan of transactions (45% for B2C and 55% for B2B) (source: iResearch) and the number of online shoppers in China has grown from 160 million in 2010 to 360 million in 2014.3 Experts expect that e-commerce will continue to rise.4 Mainland China's middle-income class grew by 203 million people in the 10 years after 2001, a Pew Research Centre report found - evidence, it said, of a "pivot to the east".5 This rising population will struggle with life style diseases, lack of time and increased need for healthy diet and physical training.

1 http://www.worldometers.info/world-population/china-population/
2 http://www.chinainternetwatch.com/tag/e-commerce/
3 http://www.statista.com/statistics/277391/number-of-online-buyers-in-china/
4 http://www.mckinsey.com/insights/asia-pacific/china_e-tailing
5 http://www.scmp.com/news/china/article/1835527/chinas-middle-class-grew-203-million-10-years-report

In the U.S., three-quarters of online consumers (75%) owned some kind of health and fitness technology product in 2013, up from 61 percent in 2012, according to CEA.6  Pedometers (37%) rank as the most popular fitness technologies owned by Americans according to CEA, followed by fitness video games (26%) and portable heart rate monitors (21%).6  CEA stats show consumer ownership of health and fitness aps more than doubled from 8% in 2012 to 20% in 2013 as developers created more user-friendly apps for smartphones and other mobile devices.6 Consumer ownership of dedicated wearable health and fitness devices worldwide tripled from three percent in 2013 to nine percent in 2013 as new wearables were introduced and existing products gained greater adoption, according to CEA.6  Some 90 million wearable devices were shipped worldwide in 2014, driven largely by the popularity of health and fitness applications, according to ABI Research.6 The number of wearable health and fitness devices shipped annually around the world will climb as high as 170 million by 2017, an annual growth rate of 41%, according to ABI Research.6 The global market for wearable wireless devices will reach USD 6 billion in revenues by 2016 despite such limiting factors as lack of suitable technology, poor user compliance, and lack of an overall enhanced experience, according to IMS Research.6

The dynamic growth of mobile devices will continue to drive the sale of related accessories, giving manufacturers and retailers a wealth of opportunities – along with an equal amount of challenges – to increase revenue, margin and customer traffic in-store and online which NABUfit expect to gain from.  By most, if not, all accounts, 2014 was a breakout year for health and fitness technology gadgets, software apps and other products.  As more Americans turn to calorie trackers, fitness video games, pedometers, heart rate monitors, fitness trackers, digital weight scales, lab counters, smart watches, motion sensors in sports gear sleep trackers, blood pressure monitors, accelerometers and smartphone apps for assistance with their daily health and fitness routines, these digital tech products are going mainstream.

While such relatively low-tech devices as pedometers still account for the biggest share of the market, more advanced tech products like fitness video games and portable heart rate monitors are now making inroads, giving rise to such popular consumer brands as Fitbit, Nike, Garmin, FuelBand, Adidas, miCoach, Philip Activa, Samsung MyFit and Jawbone.6

Likewise, the European fitness industry enjoyed a dramatic increase during 2014 according to the European Health & Fitness Market Report,7 published by EuropeActive, the European fitness trade association and Deloitte.

In 2014, there were 50.1 million members in European wellness and fitness centers, which is an increase for 9% compared to 2013.7 This is also reflected in the sales of fitness related products, online videos and wearables.

Customers

•	NABUfit Members:

o	Persons becoming members of the NABUfit portal (Basic and VIP) and buying training modules, diet programs, other programs and features offered on the portal.

•	Amateur and professional mentors and others offering their training and diet modules and plans on the portal:

o	The Company will receive a percentage of fees charged by professional and amateur mentors; and

o	The Company will charge a fee to mentors to become licensed on the portal.

1 http://www.scmp.com/news/china/article/1835527/chinas-middle-class-grew-203-million-10-years-report
2 http://content.ce.org/PDF/2014DigitalAmerica_abridged.pdf#page=11 (page 43)
3 https://www2.deloitte.com/content/dam/Deloitte/pl/Documents/Press/pl_PRESS_RELEASE_EuropeActive.pdf

Sources of Income and Pricing

The basic membership is priced at $5 USD per month, which is less than or comparable with other virtual or online training programs and is generally less than most gym memberships. We anticipate that a VIP membership will be priced at $10 USD per month.  In addition, users will be able to purchase additional products, access to additional programs, personal access to mentors and their training programs and other additional options.  NABUfit will receive membership fees, a percentage of additional purchases, transaction fees and revenue from sales of other products, goods and services offered on the portal.

Monthly membership fee:

Members will pay a monthly fee for a basic or a VIP membership of NABUfit. Access to professional and amateur mentoring and other offers on the portal can be purchases separately.

Certification fee:

Members of the portal can offer training and diet plans to other members on the portal and achieve certification as an amateur mentor.  Certification by a member as an amateur mentor requires payment of a certification fee.

In addition, the portal will offer professional trainers and athletes the opportunity to be certified as a pro-mentor for a certification fee. Professional mentors may offer and sell their training and diet programs and offer ongoing services.

Transaction fee:

The portal is a total solution connecting members with all providers of training on the portal.  The Company anticipates charging a transaction fee of approximately 15% on all transactions on the portal taking place between mentors and members.

Top ranking fee

The top ranking is a feature offered to mentors for them to buy a higher ranking as compared to other mentors on the portal. This can be introduced when the portal reaches a higher number of members – expectedly during year two. Both professional and amateur mentors can use top rankings to promote their products and services.  Top ranking is connected to rating so that a mentor can only buy top ranking within the rating he has achieved.

Web shop

Finally, there will be income connected to the sale of products in the web shop, where members can use cash or earned points to purchase items.

Sales and Marketing

The Company will place a large emphasis on social media for the marketing and advancement of the portal.  For instance, the population of China is unusually frequent users of social media.  A new survey of 5,700 Internet users in China has found that 95 percent of those living in Tier 1, Tier 2, and Tier 3 cities are registered on a social-media site; in addition, the country has by far the world's most active social-media population, with 91 percent of respondents saying they visited a social-media site in the previous six-months, compared with 30 percent in Japan, 67 percent in the United States, and 70 percent in South Korea.8

We believe Chinese consumers are more likely to consider buying a product if they see it mentioned on a social-media site and more likely to purchase a product or service if a friend or acquaintance recommends it on a social-media site.

Chinese consumers rely heavily upon peer-to-peer recommendations over general mass advertising. In general, the Chinese populace is skeptical of information from news sources and advertising and rely more on word-of-mouth from friends, family, and key opinion leaders, many of whom share information on social media.9

While messaging and sharing photos is as popular in China as in other regions, one aspect of usage in the country stands out: social media has a greater influence on purchasing decisions for consumers in China than for those anywhere else in the world.1  Due to the widespread use of social media in China, the Company will focus its marketing efforts on this medium.  The Company will be present with its own social media site on the largest Chinese social media platforms and be linked to the sites of sports stars and their profiles on the social media. Sale of memberships, products and services will take place on the portal.  With regards to North America and European Market, we anticipate employing a similar strategy.

With professional assistance from industry leaders, the Company will produce a digital strategy for SEO and social media marketing in China aimed to optimize online marketing.

Major Western social media outlets such as Facebook, YouTube, Twitter and Google search engine are blocked in China and can only be used in very few places with VPN. On the other hand, China has a wide range of its own social media with a very large number of users.

Twitter-like media:

• Sina Weibo: the most popular platform with 600 million registered users and about 300 million active users.

• Tencent Weibo: about 230 million registered users.

Facebook-like media:

• RenRen (Xiaonei): about 194 million registered users, 54 million active users per month.

• Kaixin 001: about 113 million users.

• Pengyou (Tencent): about 259 million registered users + Tencent QQ network (messenger) with 784 million users.

1 http://www.mckinsey.com/insights/marketing_sales/chinas_social-media_boom
2 http://www.mckinseychina.com/chinas-social-media-boom-2/#sthash.Bcv1swAL.dpuf
3 http://www.mckinsey.com/insights/marketing_sales/chinas_social-media_boom

Yelp-like media:

• Dianping.com: 170 million active users per month.

MySpace-like media:

• DOUBAN: more than 100 million users.

Google-like search engine:

• Baidu (largest).

Manufacturing

The Company does not at this time engage in any manufacturing but may engage in manufacturing of products to be sold on the Portal or on the Company's website in the future.

Intellectual Property

As a company primarily focused on fitness and training platforms with interactive interfacing technologies, we expect that our intellectual property constitutes a significant part of our assets.  Protection of our intellectual property is being pursued in Denmark, China and the United States, along with, common-law trademarks, trade secrets and know-how protection.

Research and Development

Certain modules of the NABUfit product are based upon the Microsoft® technology platform, which the Company believes provides optimal scalability at this time. The Company has a very good relationship with Microsoft® and continues to work with Microsoft® towards the development of its products. Microsoft® sees the NABUfit value proposition to customers, and as such Microsoft® has agreed to grant the Company the necessary Microsoft® licenses, at a value of USD $20,000, for free.

The Company has identified a strong in-house development team headed by experienced individuals with significant experience in driving larger, complex products, including products for one of the largest providers of Energy in Denmark.

The Company is driving the development based on SCRUM, which is a well-known software development tool securing full transparency of the development. SCRUM provides a vast visual picture of how far development is according to the original plan.

Additional members of the in-house development team will be added as required.

Government Regulation

To the Company's knowledge, there are no legal issues in selling the Company's products or services in the expected markets and regions.

Employees

At May 24 , 2016, we had 11 full-time employees. Within our workforce at May 24 , 2016, 4 employees are engaged in product development and 7 employees in business development, finance, human resources, facilities, information technology and general management and administration. We expect the number of employees to rise to more than 25 by the end of 2016. We have no collective bargaining agreements with our employees, and we have not experienced any work stoppages. We consider our relations with our employees to be good.

Properties

Our corporate headquarters are located in Frederica, Denmark, and our U.S. mailing address is 626 East 1820 North, Orem, Utah 84097.  The Company does not own any properties, but currently leases office space at two locations in Denmark.  One space is leased for $762 per month, without annual escalation.  The term of the lease is five years, however, the Company can terminate the lease with six month's notice but not before October 1, 2017.  The second space is leased on a month-to-month basis for $877 per month.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to in any legal proceeding that we believe would have a material adverse effect on our business, financial condition or operating results.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our Common Stock at May 24 , 2016, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of the Company post-Share Exchange outstanding shares of Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of May 24 , 2016 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by such person.

The percentage of shares beneficially owned is computed on the basis of 19,437,236 shares of common stock outstanding May 24 , 2016. Shares of common stock that a person has the right to acquire within 60 days of May 24 , 2016 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o NABUfit Global, Inc., 626 East 1820 North, Orem, Utah 84097.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders

Brian Palm Svaneeng Mertz (3)	2,002,623	—	2,002,623	10. 30%
Maze Holding ApS (4)	2,900,360	—	2,900,360	14.92%
Chunmeilin Holding ApS (5)	2,900,360	—	2,900,360	14.92%
M. Krarup Holdings IVS (6)	2,900,360	—	2,900,360	14.92%
F-Reklame A/S (7)	2,213,400	—	2,213,400	11.39%
Kessler & Back ApS	1,478,080	—	1,478,080	7.37%
Jan Bech Anderson (8)	985,490	—	985,490	5.07%
Other Officers and Directors
Soren Jonassen	105,530	—	105,530	*
Robert Bench (9)	29,457	—	29,457	*
Ole Sigetty (10)	96,667		96,667	*
All current directors and executive officers as a group (seven persons)	9,231,264			47.49%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1) (2)
The address is the address of the Company, 626 East 1820 North, Orem, UT 84097.

Except as indicated, each person has sole voting and/or investment power over the shares listed, subject to applicable community property laws.  There are no options granted or outstanding.

(3)
Includes 980,952 shares owned by World Wide Investment Fund Ltd. and 644,000 shares owned by Stratega ApS and 185,000 shares owned by Growthcom ApS, which may be deemed to be beneficially owned by Mr. Mertz who is a control person in each company.

(4)	Owned and controlled by Michael John Maze.

(5)	Owned and controlled by Ulrik Møll, Chief Executive Officer.

(6)	Owned and controlled by Morten Krarup, member of Board of Directors.

(7)	Owned and controlled by Mads Frederiksen, Chairman of the Board of Directors.

(8) (9) (10)
Shares deemed beneficially owned by Morton Albaek, member of the Board of Directors

Includes 8,885 shares owned by Vector Capital, LLC, an entity controlled by Mr. Bench, President and Chief Financial Officer

Includes 66,667 shares owned by FFP ApS, an entity owned and controlled by Mr. Sigetty, a member of the Board of Directors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company's current executive officers and directors who were appointed effective as of the closing of the Share Exchange:

Name	Age	Positions(s)
Executive Officers
Ulrik Moll	48	Chief Executive Officer
Mads H. Frederiksen (1)(2)	41	Chief Marketing Officer, Chairman
Morten Krarup (3)	43	Chief Business Development Officer, Director
Robert Bench	66	Chief Financial Officer
Ole Sigetty	56	Secretary, Director
Non-Employee Directors
Soren Jonassen (1)(3)	47	Director
Morten Albaek (2)	40	Director

(1)Member of audit committee. (2)Member of compensation committee. (3)Member of nominating and corporate governance committee.

Executive Officers

Ulrik Møll, Chief Executive Officer-  Since the inception of NABUfit Denmark, Mr. Moll has served as the Chief Executive Officer of the Company.  Prior to his starting NABUfit Denmark, Mr. Moll served as the Managing partner at Idisplay Interactive from 2010 through 2015, where Mr. Moll helped Idisplay become a market leader within interactive solutions. Since 2010, Idisplay delivered IT-solutions to customers as Dansk Supermarked, TDC and DSB and has delivered a tele-medical IT system for online rehabilitation of citizens in their own home. During the last 4 years, the system has been distributed in Denmark and abroad.  Mr. Moll has served as a Managing Director and Director for Welfare Denmark since 2013.

Mads Frederiksen, Director, Chairman and Chief Marketing Officer- Mr. Frederiksen was appointed to the Board of Directors and as the Chief Marketing Officer on November 30, 2015.  Mr. Frederiksen currently serves as the Chief Executive Officer and co-owner of F. Reklame, a sports agency, which for more than 40 years has specialized in sports marketing. Clients of F. Reklame include, among others, Peter Schmeichel, Kasper Schmeichel, Michael Laudrup, Brian Laudrup, Michael Maze, Thorbjorn Olesen and Morten Olsen. Mr. Fredericksen deals with sponsorships, TV contracts, events, media handling, etc.

Morten Krarup, Director and Chief Business Development Officer- Mr. Krarup was appointed as a Director and Chief Business Development Officer on November 30, 2015.  Since 2014, Mr. Krarup has served as a Completion and Well Intervention Engineer at Weatherford Denmark.  Prior to this position, Mr. Krarup worked as a Senior Wireline and Logging Supervisor for Archer Denmark from September 2005 until February 2014.Mr. Krarup is also engaged in Business Development and Project Management in the oil industry in Denmark and Netherlands. Mr. Krarup has been key to the creation of NABUfit.

Robert Bench, Chief Financial Officer- Mr. Bench has served as our Chief Financial Officer since October 2008, and served as the Company's President from 2008 until 2015.   Mr. Bench also served as a member of our board of directors from December 2007 thorugh November 2014.  Mr. Bench was a founder and since April 1999 has been a managing member of BayHill Group LC, a consulting group focused on assisting microcap companies ("BayHill Group"). From January 2005 until April 2007, he also served as the Chief Financial Officer of Innuity, Inc. (INNU), software as a service company that delivers applications for small business. From November 2000 until August 2004, he also served as Chief Financial Officer of The SCO Group (SCOX), a developer and marketer of software applications and operating systems. Mr. Bench is a certified public accountant and holds a bachelor degree in accounting from Utah State University.

Board Composition

Non-Employee Directors

Soren Jonassen- Mr. Jonassen has served as a director since April 2012. Mr. Jonassen is an experienced professional with over 25 years in the audit profession in Denmark. He was appointed as a certified public accountant in 1996 and served as audit manager in Arthur Andersen until 1996 and has been serving as audit partner in Crowe Horwath Denmark since 1996. Mr. Jonassen is a CPA and holds a degree of master in business economy from Copenhagen Business School. Mr. Jonassen has served as CEO of Crowe Horwath where he was also International liaison partner establishing a professional worldwide network. During his professional work he has assisted start-ups and a large number of small to midsized companies, including assisting with public offerings in Denmark and USA. Mr. Jonassen has specialized in IFRS public reporting and conversion process.  He has been an adviser in large M&A transactions, and has been co-founder of a number of private companies in Denmark in a number of different sectors.

Ole Sigetty, Director- Mr. Sigetty has served as a Director since November 2014. Mr. Sigetty is an experienced professional with more than 30 years as an attorney-at-law in Denmark.  Mr. Sigetty is admitted to the Supreme Court of Denmark where he appears regularly. Mr. Sigetty is a senior partner of the Law Firm Németh & Sigetty A/S, Copenhagen, Denmark. During his professional work, Mr. Sigetty, has practiced business law and litigation with a focus on M&A transactions, contract law, and public listings. Mr. Sigetty has served on several boards as both director chairman including the position of chairman of the board of Guava A/S, a Danish online marketing company listed on the Danish Share Exchange in the period 2004-2009, director and chairman of the board Norwegian listed entertainment company, Nio Inc., in the period 2012-2013, director and chairman of the board of International Food Science Center A/S and director of MMC Optical A/S, director of Seven Seas Clothing Co. A/S.  Mr. Sigetty holds a Master of Arts in Journalism and Public Affairs from the American University in Washington D.C.

Morten Albæk, Director- Mr. Albæk was appointed as a Director on November 30, 2015.  Mr. Albæk currently serves as the Chief Executive Officer and Co-founder of the investment company Voluntas A/S.  Prior to this position, Mr. Albæk served as the CMO & Group Senior Vice President, Vestas Wind Systems A/S from 2009 through July 2015. Mr. Albæk currently serves as a board member for various other companies, including, Jmw Consulting ApS (Chairman) Brøndbyernes I.F. Fodbold A/S (member), Vertic A/S (member) and Voluntas Danmark A/S (member).

As of the date hereof, we have no other significant employees and do not anticipate adding any key employees other than our executive officers identified above.

Director Independence

Our board of directors currently consists of five members. We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be "independent." Nevertheless, our board of directors has determined that a majority of our directors qualify as "independent" directors in accordance with listing requirements.  In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Except as discussed above, to our knowledge, there have been no events under any bankruptcy act, criminal proceedings and no federal or state judicial or administrative orders, judgments, decrees or findings, no violations of any federal or state securities laws, and no violation of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed), executive officer (existing or proposed), promoter or control person of the Company during the past 10 years.

To our knowledge, there are no material proceedings to which any director (existing or proposed), officer (existing or proposed), affiliate of the Company, any holder of 5% or more of our currently outstanding common stock, any associate of any such director or officer, or any affiliate of such security holder that is adverse to us or has a material interest adverse to us. There are no family relationships among any of the officers and directors.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-person transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board of Directors has a standing Audit Committee and Compensation Comittee. To date, our Board of Directors has not established a Nominating or Governance Committee, in part because our Board of Directors believes that, at this stage of our development, all of our directors should be actively involved in the matters which would be addressed by such a committee. We may, in the future, establish a Nominating or Governance Committee. We believe each of the directors serving on our Audit Committee is an independent director pursuant to NASD Rule 4200(a) (15).

Audit Committee. Soren Jonassen and Mads Frederiksen serve as members of the Audit Committee, with Mr. Jonassen serving as Chairman. Our Board of Directors has determined that Mr. Jonassen satisfies the criteria for an audit committee financial expert under Rule 401(e) of Regulation S-B promulgated by the SEC. Each member of our Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, statements of operations and statements of cash flows. The functions of the Audit Committee are primarily to: (a) facilitate the integrity of our financial statements and internal controls, (b) oversee our compliance with legal and regulatory requirements related to accounting and/or financial controls, (c) evaluate our independent registered public accounting firm's qualifications and independence, (d) oversee the performance of any internal audit function that we may adopt and oversee our independent registered public accounting firm, and (e) review our systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards related to accounting and/or financial controls we have adopted. Our Board of Directors has adopted a written charter for our Audit Committee, a copy of which is available on the Company's website, www.nabufitglobal.com. Except as otherwise required by applicable laws, regulations or listing standards or our Audit Committee Charter, major decisions regarding our activities and operations are considered by our Board of Directors as a whole.

Compensation Committee. Mads Frederiksen and Morten Albæk serve as members of the Compensation Committee of our Board of Directors, with Søren Jonassen serving as Chairman. The functions of our Compensation Committee are primarily to: (a) to oversee the responsibilities of the Board relating to compensation, and (b) to ensure that our compensation plans, programs and values transferred through cash pay, stock and stock-based awards, whether immediate, deferred, or contingent are fair and appropriate to attract, retain and motivate management and are reasonable in view of company economics and of the relevant practices of other, similar companies. Our Board of Directors has adopted a written charter for our Compensation Committee, a copy of which is available on the Company's website, www.nabufitglobal.com.

Director Nominations. Our Board of Directors will consider recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are submitted in writing to our Corporate Secretary in the manner described for shareholder nominations below under the heading "Proposals of Shareholders." All director nominations, whether submitted by a shareholder or the Board of Directors, will be evaluated in the same manner.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.nabufitglobal.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

 Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or intend to enter into indemnification agreements with each of our directors, officers and certain other employees prior to the consummation of the Share Exchange. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our certificate of incorporation, of our bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this Report.

The limitation of liability and indemnification provisions in our certificate of incorporation and may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

Compensation of Directors

Compensation for the Company's directors includes cash and non-cash components.  The cash component is based on attendance at Board of Directors meetings in accordance with the following table:

	Quarterly	Face to Face Mtg.	Telephonic Mtg.
Board Chairman	$4,000	$1,500	$750
Board Member	$3,000	$1,000	$500
Committee Chair		$500	$250
Committee Member		$400	$200

In addition, non-management members of the Board of Directors may receive stock option grants from time to time with the minimum set forth in the following table:

	Upon Election (1)	Annual Refresh (2)
Board Chairman	40,000 options	7,000 options
Board Member	30,000 options	6,000 options

(1)	One time grant at time of election or reappointment to the board. Options to be priced at the 5-day volume weighted average price ("VWAP") prior to the date of election.

(2)	Shares to be granted each year when the board member is re-elected at the Company's annual shareholder meeting. Options will be priced at the 5-day VWAP prior to the date of shareholder meeting.

Director Compensation Table

The following table sets forth information for the period from June 26, 2015 (date of inception) through December 31, 2015, regarding the compensation awarded to, earned by or paid to NABUfit Denmark's non-employee directors as if NABUfit Denmark had been a reporting company on December 31, 2015.  The table also includes compensation awarded to Company directors Soren Jonassen, Ole Sigetty and Brian Palm Svaneeng Mertz, during that same period.  Following the closing of the Share Exchange, Mr. Sigetty and Mr. Jonassen continued to serve as non-employee members of the Board of Directors.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	Stock Awards ($)		Total($)
Mads H. Frederiksen	$	$	$		$
Morten Krarup
Morton Albaek
Soren Jonassen (2)				67,500		67,500
Ole Sigetty (2)				67,500		67,500
Brian Palm Svaneeng Mertz (2)(3)				67,500		67,500

(1) (2) (3)
Any amounts reported in the Option Awards column represent the grant date fair values of stock options granted during the period from June 26, 2015 (date of inception) through December 31, 2015 as calculated in accordance with ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting provisions.

In October 2015 Director Soren Jonassen and former Directors Ole Sigetty and Brian Palm Svaneeng Mertz each received $67,500 in compensation, which amount was paid in the form of 30,000 shares of common stock granted to each director.

Mr. Mertz resigned as a member of Board of Directors on November, 30, 2015, in connection with the closing of the Share Exchange.

In connection with their service as directors of the Company prior to the Share Exchange, directors Soren Jonassen and Ole Sigetty and former director Brian P.S. Mertz were each issued 66,667 shares of common stock in lieu of $50,000 compensation during the fiscal year ended June 30, 2015 (prior fiscal year end).  In addition, in September 2015, the Board of Directors approved the payment of $67,500 to each of Jonassen, Sigetty and Mertz for their service as directors and officers for the current year, which amounts were paid in the form of 30,000 shares of common stock in the Company which were recorded for book purposes at the market price at the time of the award of $4.00 per share for total compensation of $360,000.  No other fees were paid to directors for the period beginning June 26, 2015 (date of inception) through December 31, 2015.  Notwithstanding the Company's compensation plan set forth above, the Company has not paid the suggested stock grants and no other stock grants, options or fees were paid to any Company Director during the years ended December 31, 2015 and 2014 except as set forth in this paragraph.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past 10 years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

In connection with the Share Exchange, each of the named executve officers continued to be employed with the Company under the same terms as found in their respective employment agreements or offer letters, as applicable, with NABUfit Denmark.  The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named person for services rendered in all capacities during the period from inception (June 26, 2015) through December 31, 2015.  No other executive officers received total annual compensation in excess of $100,000.

Person	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Comp ($)	All Other Comp. ($)	Total ($)
Ulrik Moll (1)	2015	$46,716						$46,716
Robert K. Bench (2)	2015	$80,000						$80,000

(1)	Mr. Moll served as the Company's Chief Executive Officer since June 26, 2015.
(2)	Mr. Bench has served as the Company's Chief Financial Officer since November 30, 2008.

Outstanding Equity Awards at December 31, 2015

There were no outstanding equity awards held by any of the executive officers at December 31, 2015.

Termination of the 2008 Stock Incentive Plan

In connection with consummation of the Share Exchange, the Company terminated the 2008 Stock Incentive Plan ("2008 Plan") put in place by the Company prior to the Share Exchange and plans to adopt a new Stock Incentive Plan in the near future.  Under the 2008, the Company had available the following types of awards are available under the Stock Incentive Plan: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) performance awards.  As of the date of this filing, no options or other awards are outstanding and therefore no such awards will be assumed in connection with the Share Exchange and no awards are required to be cancelled

DESCRIPTION OF INDEBTEDNESS

Summarized below are the principal terms of the agreements that govern our indebtedness and is subject to, and is qualified in its entirety by, such agreements, which are filed as exhibits to the registration statement to which this prospectus forms a part.

On September 15, 2015, the Company entered into a 600,000 DKK (approximately $90,000) line-of-credit agreement with Jyske Bank.  The agreement bears interest at a variable rate of 6.021%, which is renegotiated annually on June 1.  The line of credit is unsecured.  Default interest rate of 19% goes into effect from the first late payment and is calculated on the balance of the outstanding debt.  During the period ended December 31, 2015, the Company utilized the full credit line but then paid it down to zero on October 12, 2015.  The Company paid $650 in interest during the period ended December 31, 2015.
DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of common stock and 400,000 shares of preferred stock. As of the date of this Report, we had 19,437,236 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding held by approximately 330 shareholders.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.
Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our amended and restated charter or bylaws would delay, defer or prevent a change in control.

Warrants and Options

As of the date hereof, the Company has no issued or outstanding warrants options or other outstanding convertible securities.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws that will be in effect immediately prior to the consummation of the Share Exchange contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the price of our Common Stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an "interested stockholder" from engaging in a "business combination" with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our Board of Directors, our Chairman of the Board of Directors, Chief Executive Officer, or in the absence of a Chief Executive Officer, the President.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled "Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters."

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation (a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

NABUfit Global's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants us the power to indemnify.

The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

NABUfit Global's Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us, or our stockholders, for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Delaware law and NABUfit Global's Certificate of Incorporation and Bylaws may permit indemnification for liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended ("Exchange Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NABUfit Global pursuant to the foregoing provisions, NABUfit Global has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MARKET FOR OUR COMMON STOCK

Our shares are currently traded on the OTC Markets ("OTCQB") under the symbol "NBFT."  The following table presents the high and low bid prices for the fiscal years ended December 31, 2015 and 2014.    These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

Fiscal year ended December 31, 2015	High	Low

Fourth quarter	$4.00	$2.50
Third quarter	$4.75	$2.50
Second quarter	$4.75	$3.50
First quarter	$7.00	$1.75

Fiscal year ended December 31, 2014	High	Low

Fourth quarter	$3.60	$1.75
Third quarter	$3.35	$2.40
Second quarter	$6.00	$2.40
First quarter	$13.20	$3.00

Our common stock is quoted on the OTC Markets (OTCQB) under the symbol "NBFT".

However, there has been very limited trading to date, and an active trading market may never develop.

As of the date of this Report, we have 19,437,236 shares of common stock outstanding held by approximately 330 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Shares Eligible for Future Sale

Prior to the Share Exchange, there has been a limited public market for our Common Stock. Future sales of our common stock in the public market after the Share Exchange, or the perception that those sales may occur, could cause the prevailing price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after consummation of the Share Exchange due to contractual and legal restrictions on resale described below. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

All of the shares of common stock sold in this offering will be freely tradable, except that any shares purchased by our affiliates following this offering, as that term is defined in Rule 144 under the Securities Act, would only be able to be sold in compliance with the Rule 144 limitations described below.

In addition, as set forth in the Resale Prospectus, 19,437,236 shares registered pursuant to that prospectus will also be freely tradeable, subject only to certain lock-up agreements and restrictions set forth below.

Any remaining outstanding shares of our common stock will be deemed "restricted securities" as defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rule is summarized below.

Lock-up Agreements

Pursuant to that certain Lock-Up Agreement dated October 2015, holders of 13,508,870 of our common stock have agreed, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of the lock-up agreement continuing through the date 12 months after the date of the Share Exchange, except with the prior written consent of the Board of Directors.

Following the lock-up periods set forth in Lock-Up Agreement described above, and assuming that no parties are released from these agreements and that there is no extension of the lock-up period, those shares of common stock that are subject to the lock-up, will be eligible for registration pursuant to the Resell Prospectus.

Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. We intend to register such shares for sale under the Securities Act pursuant to the Resell Prospectus.  Unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least six months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of common stock may be sold in some other manner outside the U.S. without requiring registration in the U.S.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS
OF OUR COMMON STOCK

The following summary describes the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of our common stock by "non-U.S. holders" (as described below under the section titled "—Non-U.S. Holder Defined"). This summary does not address all aspects of U.S. federal income tax considerations relating thereto. This summary also does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent provided below.

Special rules different from those described below may apply to certain non-U.S. holders that are subject to special treatment under the Code including, without limitation:

•	banks, insurance companies, or other financial institutions;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax or Medicare contribution tax;

•	tax-exempt entities (including private foundations) or tax-qualified retirement plans;

•	controlled foreign corporations or passive foreign investment companies;

•	persons who acquired our common stock as compensation for services;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	U.S. expatriates, certain former citizens, or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction," or other risk reduction transaction;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership or an entity or an arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or other owner and the activities of the partnership or other entity. Therefore, this summary does not address tax considerations applicable to partnerships that hold our common stock, and partners in such partnerships should consult their tax advisors.

This summary also does not address tax considerations applicable to entities that are disregarded for U.S. federal income tax purposes (regardless of their place of organization or formation).

The information provided below is based upon provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof. Such authorities may be subject to differing interpretations, repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership, and disposition of our common stock, or that any such contrary position would not be sustained by a court. In either case, the tax considerations of owning or disposing of our common stock could differ from those described below and as a result, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FOREIGN, STATE, OR LOCAL LAWS, AND TAX TREATIES.

Non-U.S. Holder Defined

For purposes of this summary, a "non-U.S. holder" is any beneficial owner of our common stock, other than a partnership, that is not:

•	an individual who is a citizen or resident of the United States (as determined under U.S. federal income tax rules);

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state therein, or the District of Columbia;

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate whose income is subject to U.S. income tax regardless of its source.

If you are a non-U.S. citizen that is an individual, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

Distributions

We do not expect to declare or make any distributions on our common stock in the foreseeable future. If we do make distributions on our common stock, however, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled "—Gain on Disposition of our Common Stock." The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

Any distribution on our common stock that is treated as a dividend paid to a non-U.S. holder that is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States will generally be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified under the terms of an applicable income tax treaty between the United States and the non-U.S. holder's country of residence. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a properly executed Form W-8BEN or Form W-8BEN-E (or any successor of such forms) or appropriate substitute form to us or our paying agent. In the case of a non-U.S. holder that is an entity, Treasury regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty with the United States may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, and if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are not subject to U.S. withholding tax. To obtain this exemption, a non-U.S. holder must provide us or our paying agent with a properly executed IRS Form W-8ECI certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to being taxed at graduated income tax rates, dividends received by corporate non-U.S. holders that are effectively connected with a U.S. trade or business of the corporate non-U.S. holder may also be subject to an additional "branch profits tax," which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty) on the corporate non-U.S. holder's effectively connected earnings and profits, subject to certain adjustments.

See the section titled "—Foreign Accounts" for additional information on withholding rules that may apply to dividends paid to foreign financial institutions (as specifically defined by the applicable rules), or to non-financial foreign entities that have substantial direct or indirect U.S. owners.

Gain on Disposition of our Common Stock

Subject to the discussions below under the sections titled "—Backup Withholding and Information Reporting" and "—Foreign Accounts," non-U.S. holders will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of our common stock unless:

(a)
the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

(b)
the non-U.S. holder is a nonresident individual and is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our common stock, and certain other requirements are met; or

(c)	the rules of the Foreign Investment in Real Property Tax Act, or FIRPTA, apply to treat the gain as effectively connected with a U.S. trade or business.

A non-U.S. holder described in (a) above, will be required to pay tax on the net gain derived from the sale, exchange or other disposition of our common stock at regular graduated U.S. federal income tax rates, unless a specific treaty exemption applies, and corporate non-U.S. holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

An individual non-U.S. holder described in (b) above, will be required to pay a flat 30% tax on the gain derived from the sale, exchange or other disposition of our common stock, or such other reduced rate as may be specified by an applicable income tax treaty, which gain may be offset by U.S. source capital losses (even though the non-U.S. holder is not considered a resident of the United States).

With respect to (c) above, in general, the FIRPTA rules may apply to a sale, exchange or other disposition of our common stock if we are, or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder's holding period, a U.S. real property holding corporation, or USRPHC. We do not believe that we are a USRPHC and we do not anticipate becoming a USRPHC in the future. Even if we become a USRPHC, gain realized by a non-U.S. holder on a disposition of our common stock will not be subject to U.S. federal income tax under FIRPTA as long as (1) our common stock is regularly traded on an established securities market, and (2) the non-U.S. holder owned, directly, indirectly and constructively, no more than 5% of our outstanding common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder's holding period.

See the section titled "—Foreign Accounts" for additional information regarding additional withholding rules that may apply to proceeds of a disposition of our common stock paid to foreign financial institutions (as specifically defined by the applicable rules), or to non-financial foreign entities that have substantial direct or indirect U.S. owners.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent's country of residence provides otherwise. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock.

Backup Withholding and Information Reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by "backup withholding" rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to comply with the reporting requirements by failing to provide his taxpayer identification number or other certification of exempt status to the payor, furnishing an incorrect identification number, or failing to report interest or dividends on his returns. The backup withholding tax rate is currently 28%. The backup withholding rules do not apply to payments to corporations, whether domestic or foreign, provided they establish such exemption.

Payments to non-U.S. holders of dividends on common stock generally will not be subject to backup withholding, and payments of proceeds made to non-U.S. holders by a broker upon a sale of common stock will not be subject to information reporting or backup withholding, in each case so long as the non-U.S. holder certifies its nonresident status (and we or our paying agent do not have actual knowledge or reason to know the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied) or otherwise establishes an exemption. U.S. backup withholding generally will not apply to a non-U.S. holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or otherwise establishes an exemption. We must report annually to the IRS any dividends paid to each non-U.S. holder and the tax withheld, if any, with respect to these dividends. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides.

Under the Treasury regulations, the payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the beneficial owner certifies, under penalties of perjury, among other things, its status as a non-U.S. holder (and the broker does not have actual knowledge or reason to know the holder is a U.S. person) or otherwise establishes an exemption. The payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. Information reporting, but not backup withholding, will apply to a payment of proceeds, even if that payment is made outside of the United States, if a non-U.S. holder sells our common stock through a non-U.S. office of a broker that is:

•	a U.S. person (including a foreign branch or office of such person);

•	a "controlled foreign corporation" for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•
a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence that the beneficial owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no actual knowledge or reason to know to the contrary).

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Accounts

Sections 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, and applicable Treasury regulations thereunder, impose a withholding tax of 30% on certain "witholdable payments," including dividends and the gross proceeds of a disposition of our common stock paid to a foreign financial institution (as specifically defined by the applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The FATCA withholding tax of 30% will also apply to dividends and the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. The 30% withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States or by providing an IRS Form W-8BEN or similar documentation. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Holders should consult with their own tax advisors regarding the possible implications of the withholding described herein.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, GIFT, ESTATE, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

RELATED PARTY TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of the Company's total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company's common stock, or an immediate family member of any of those persons. The descriptions set forth above under the captions "The Share Exchange and Related Transactions—Exchange Agreement," "Lock-up Agreements and Other Restrictions" and "Executive Compensation Employment and Related Agreements" and "Director Compensation" and below under "Description of Securities Options" are incorporated herein by reference.

Except as set forth below, there have been no transactions during the years ended December 31, 2015 and 2014 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of the Company's capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled "Executive Compensation."

The following table sets forth the issuances of capital stock by the Company to related persons and by NABUfit Denmark to its holders in connection with its organization.  The following description is historical and has not been adjusted to give effect to the Share Exchange or the share conversion ratio pursuant to the Share Exchange Agreement.

Name	Date of Sale	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Rene Mikkelsen(1)	June 30, 2014	16,667(2)	$12,500
Stephen Abu (3)	June 30, 2014	158,500(2)	$665,700
World Wide Investment Fund, Ltd.(4)	August 28, 2014	314,286(2)	$50,000
World Wide Investment Fund, Ltd.(5)	October 6, 2014	666,667(2)	$106,061
Stratega ApS(6)	October 6, 2014	333,333(2)	$53,030
Brian P.S. Mertz (7)	October 6, 2014	885,714(2)	$140,909
Brian P.S. Mertz (7)	December 2, 2014	66,667	$50,000(8)
Soren Jonassen(9)	December 2, 2014	66,667	$50,000(8)
Ole Sigetty (9)	December 2, 2014	66,667	$50,000(8)
Hugo Svaneeng Holdings ApS(10)	December 28, 2014	46,667	$81,667
Maze Holding ApS(12)	June 26, 2015	9,356(11)	$1,403
Chunmeilin Holding ApS (13)	June 26, 2015	9,356(11)	$1,403
M. Krarup Holding IVS (14)	June 26, 2015	9,356(11)	$1,403
F-Reklame A/S (15)	June 26, 2015	7,266(11)	$1,090
Mikkel Kessler	June 26, 2015	4,768(11)	$715
Jan Bech Anderson (16)	October 8, 2015	3,179(11)	$905,368
Brian P.S Mertz (7)	September, 2015	30,000(17)	$67,500
Soren Jonassen (9)	September, 2015	30,000(17)	$67,500
Ole Sigetty (9)	September, 2015	30,000(17)	$67,500

(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15)
Former member of Board of Directors
Reflects shares issued pre-reverse stock split
Former officer
Owned and controlled by Brian P.S. Mertz, former Chief Executive Officer and director
Owned and controlled by Brian P.S. Mertz, former Chief Executive Officer and director
Owned and controlled by Brian P.S. Mertz, former Chief Executive Officer and director
Former Chief Executive Officer and director
Issued in lieu of cash compensation
Director
Controlled by Brian P.S. Mertz, former Chief Executive Officer and director
Shares issued in NABUfit Global, ApS, prior to the Share Exchange.  Does not reflect post share exchange holdings.
Owned by Michael Maze
Owned and controlled by Ulrik Moll, Chief Executive Officer
Owned and controlled by Morten Krarup, member of Board of Directors
Owned by Mads Fredericksen, Chairman of the Board of Director

(16) (17)	Shares deemed beneficially owned by Morton Albaek, member of the Board of Directors Issued as compensation

During the quarter ended June 30, 2014, the Company issued 16,667 shares in a private placement to Rene Mikkelsen, a director and 16,667 shares each to two unrelated individuals at $0.75 per share for cash of $25,000.  The Company also issued 158,500 shares of common stock to Stephen Abu, a Company vice president, valued at $4.20 per share or $665,700, as part of the sale of ASHG.
On August 28, 2014 the Company completed a private placement of 314,286 shares of its common stock for cash in the amount of $50,000 to World Wide Investment Fund Ltd., a company controlled by Mr. Brian Mertz, a resident of Denmark.
On October 6, 2014 the Company issued 666,667 shares to World Wide Investment Fund Ltd., 333,333 shares to Stratega ApS, a company controlled by Mr. Mertz, and 885,714 shares to Mr. Brian Mertz, for a total purchase price of $300,000.
On December 2, 2014 the Company issued 66,667 shares to each of the following: Soren Jonassen, Ole Sigetty, and Brian Mertz in lieu of cash payments. The Company expensed an aggregate of $720,004 as compensation expense, which reflected the market price ($3.60 per share) of the Company's stock at the time of the board's approval.
On December 28, 2014 the Company issued 46,667 shares to Hugo Svaneeng Holdings ApS for the purchase of Domain names, which the board of directors valued at $81,667 which reflects the market price ($1.75 per share) of the Company's stock at the time the shares were issued. Hugo SvaneengHoldings ApS is an affiliate of Brian Mertz.
In connection with the organization of NABUfit Denmark on June 26, 2015, the following persons subscribed for the following number of shares (as adjusted to reflect subsequent issuance and transfers).

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Maze Holding ApS	9,356	1,403
Chunmeilin Holding ApS	9,356	1,403
M. Krarup Holding IVS	9,356	1,403
F-Reklame A/S	7,266	1,090
Mikkel Kessler	4,768	715
Ole Krebs	1,727	259
Anders Fredsborg	120	18
Lars Weibom	874	131
GD Investments ApS	874	131

On October 8, 2015, NABUfit Denmark issued an aggregate of 6,303 shares of common stock at a price per share of $284.77 (DKK 1,888) for the aggregate gross consideration of approximately $1,795,000 to Danish investors Arne Nilsson, Jan Bech Anderson, Bent Østergaard and LF Investments.

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
LF Investments	2,649	$754,355
Bent Østergaard	264	$75,179
Arne Nilsson	211	$60,086
Jan Bech Anderson(1)	3,179	$905,283

(1)	Shares deemed beneficially owned by Morton Albaek, a member of the Board of Directors.

In September 2015, the Board of Directors approved the payment of $67,500 to each of Jonassen, Sigetty and Mertz for their service as directors and officers for the current year, which amounts were paid in the form of 30,000 shares of common stock in the Company which were recorded for book purposes at the market price at the time of the award of $4.00 per share for total compensation of $360,000.
Employment Agreements and Offer Letters

For more information regarding these employment arrangements for Messrs, Moll and Bench, see the section titled "Executive Compensation — Narrative to 2015 Summary Compensation Table and Outstanding Equity Awards at 2015 Year End."

Policies and Procedures for Related-Person Transactions

Our board of directors has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's-length transaction and the extent of the related person's interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

PLAN OF DISTRIBUTION

We anticipate selling the securities offered through this prospectus through our officers and directors.  However, we may sell all or a portion of the securities through through one or more placement agents as described below.  In the event that we engage one or more placement agents, we will file a post-effective amendment disclosing such change.

Offering Managed by Our Officers and Directors

We are offering to the public 5,000,000 shares of common stock on a $8,750,000 maximum basis at a purchase price of $1.75 per share. This prospectus permits our officers and directors, to sell the shares directly to the public, with no commission or other remuneration payable to them. There are no definitive plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  The officers and directors will sell the shares and intend to offer them to friends, family members, acquaintances, and business associates. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

•
No officer or director will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

•	No officer or director is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

•
No officer or director will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	No officer or director is, or will be be at the time of participation in the offering, an associated person of a broker-dealer; and

•
Each officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

No officer or director, nor any of their affiliates intend to purchase any shares in this offering.

We will not use public solicitation or general advertising in connection with the offering. We will use our best efforts to find purchasers for the shares offered by this prospectus.

Sales Through Agents
We may also sell the securities offered through this prospectus through agents designated from time to time. If we engage one or more placement agents, we will file a post-effective amendment which sets forth.

•	any additional terms of the offering;
•	the names of any placement agents;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any commissions or agency fees and other items constituting agents' compensation; and
•	any commissions paid to transfer agents.

Our securities are traded on the OTCQB, but are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Offering Period and Expiration Date

This Offering will commence on the effective date of the registration statement of which this prospectus is a part, as determined by the Securities and Exchange Commission, and will continue for a period of 180 days. We may extend the Offering, at our sole discretion, unless the offering is completed or otherwise terminated by us at an earlier date.

Procedures for Subscribing

If you decide to subscribe for any shares in the offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "NABUfit Global, Inc."

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:
•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;
•	contains the toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:
•	the bid and ask prices for the penny stock;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;
•	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and
•	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

General Information

Agents and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 10.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable post effective amendment.

Lock-Up Agreements- See "Market for Our Common Stock"

Foreign Sales

United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by a placement agent to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by the issuer or a placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any security in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Any placement agent must represent, warrant and agree that:

(a)
 it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of our securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission's Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that any placement agent may, with effect from and including the Relative Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 euros; and (3) an annual net turnover of more than 50,000,000 euros, as shown in the last annual or consolidated accounts; or

●	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

 For the purposes of this provision, the expression an "offer of securities to the public" in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares of common stock are "securities."

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Act No. 25 of 1948, as amended) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of our common stock.

Accordingly, the shares of our common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and the other applicable laws and regulations of Japan.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of our common stock may only be made to persons, or Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The common stock to which this prospectus relates may be illiquid or subject to restrictions on its resale. Prospective purchasers of the common stock offered should conduct their own due diligence on the common stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Switzerland

The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Denmark

This prospectus has not been filed with or approved by the Danish Financial Supervisory Authority or any other regulatory authority in Denmark. The common stock has not been offered or sold and may not be offered, sold or delivered directly or indirectly in Denmark by way of a public offering, unless in compliance with Chapter 6 or Chapter 12 of the Danish Act on Trading in Securities and Executive Orders issued pursuant thereto as amended from time to time, including, but not limited to exemptions from the prospectus delivery requirements set forth in Executive Order No. 222 of 10 March 2010 or in Executive Order No. 223 of 10 March 2010.

LEGAL MATTERS

Validity of the securities offered by this prospectus will be passed upon for us by Carman Lehnhof Israelsen, LP, Salt Lake City, Utah.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

EXPERTS

The audited consolidated financial statements of the Company as of December 31, 2015 included in this prospectus have been audited by Sadler, Gibb & Associates, LLC, who is an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

NABUFIT GLOBAL, INC. AND SUBSIDIARY
TABLE OF CONTENTS
Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements:

Consolidated Balance Sheet as of December 31, 2015	F-3

Consolidated Statement of Operations and Comprehensive Loss for the Period from
June 26, 2015 (Date of Inception) through December 31, 2015	F-4

Consolidated Statement of Shareholders' Equity for the Period from June 26, 2015
(Date of Inception) through December 31, 2015	F-5

Consolidated Statement of Cash Flows for the Period from June 26, 2015
(Date of Inception) through December 31, 2015	F-6

Notes to Consolidated Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
NABUfit Global, Inc.

We have audited the accompanying consolidated balance sheet of NABUfit Global, Inc. ("the Company") as of December 31, 2015 and the related statements of operations and comprehensive loss, shareholders' deficit and cash flows for the period from inception on June 26, 2015 through December 31, 2015. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NABUfit Global, Inc. as of December 31, 2015, and the results of its operations and cash flows for the period from inception on June 26, 2015 through December 31, 2015, in conformity with U.S. generally accepted accounting principles.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
March 2, 2016

office 801.783.2950
fax 801.783.2960

www.sadlergibb.com | 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109

NABUFIT GLOBAL, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2015

ASSETS
Current Assets
Cash	$1,133,247
Prepaid expenses and other current assets	172,939
Deposits	7,646
Total current assets	1,313,832

Total Assets	$1,313,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$19,082
Accrued liabilities	33,706
Total current liabilities	52,788

Total Liabilities	$52,788

Commitments and Contingencies	-
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, 400,000 shares authorized; no shares
issued and outstanding	-
Common stock $.0001 par value, 100,000,000 shares authorized;
19,437,236 shares issued and outstanding at December 31, 2015	1,944
Additional paid-in capital	1,671,874
Accumulated deficit	(372,396)
Accumulated other comprehensive loss	(40,378)
Total stockholders' equity	1,261,044

Total Liabilities and Stockholders' Equity	$1,313,832

The accompanying notes are an integral part of these consolidated financial statements.

NABUFIT GLOBAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FROM JUNE 26, 2015 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 2015
Operating Expenses:
Selling, general and administrative	$371,746
Total Operating Expenses	371,746

Loss from Operations	(371,746)
Interest expense	(650)

Net Loss	$(372,396)

Net loss per common share - basic and diluted	$(0.02)

Weighted average common shares
outstanding - basic and diluted	16,166,622

Comprehensive Loss:
Net Loss	$(372,396)

Other Comprehensive Loss
Translation adjustments	(40,378)
Total Comprehensive Loss	$(412,774)

The accompanying notes are an integral part of these consolidated financial statements.

NABUFIT GLOBAL, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total
Balance at June 26, 2015 (Date of Inception)	-	$-	$-	$-	$-	$-

Stock issued for cash - June 26, 2015	15,500,000	1,550	5,985	-	-	7,535
Stock issued for cash - September 30, 2015	443,920	44	1,419,091	-	-	1,419,135
Treasury stock, purchased and retired	(443,920)	(44)	(1,388)	-	-	(1,432)
Recapitalization - November 30, 2015	3,937,236	394	248,186	-	-	248,580
Foreign currency translation adjustments	-	-	-	-	(40,378)	(40,378)
Net loss	-	-	-	(372,396)	-	(372,396)

Balance at December 31, 2015	19,437,236	$1,944	$1,671,874	$(372,396)	$(40,378)	$1,261,044

The accompanying notes are an integral part of these consolidated financial statements.

NABUFIT GLOBAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FROM JUNE 26, 2015 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 2015

Net loss	$(372,396)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(13,468)
Deposit	(7,740)
Accounts payable	(16,845)
Accrued liabilities	31,941
Net Cash Used in Operating Activities	(378,508)

Cash Flows From Investing Activities
Cash acquired in acquisition	126,843
Net Cash Provided by Investing Activities	126,843

Cash Flows From Financing Activities
Proceeds from issuance of common stock for cash	1,775,383
Cash paid to acquire Treasury Stock	(377,250)
Net Cash Provided by Financing Activities	1,398,133
Effect of exchange rate changes on cash	(13,221)

Net Increase in Cash	1,133,247
Cash at Beginning of Period	-
Cash at End of Period	$1,133,247

Noncash Investing and Financing Information:
Fair value of assets acquired	$167,535
Fair value of liabilities assumed	38,263
Shares issued in reverse recapitalization	256,115

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$641
Cash Paid for Taxes	-

The accompanying notes are an integral part of these consolidated financial statements.

NABUFIT GLOBAL, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION

Organization — The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America and include the operations and balances of NABUfit Global, Inc. (formerly CryptoSign, Inc., StrategaBiz, Inc., Agricon Global Corporation and BayHill Capital Corporation) ("NABUfit Global") and its wholly-owned subsidiary NABUfit Global ApS ("NABUfit Denmark") a company organized in Denmark on June 26, 2015 (collectively "NABUfit," "we", or "the Company").  NABUfit Global was incorporated in May 1983 in the State of Colorado and re-incorporated in the State of Delaware in April 2008.  Effective June 20, 2014 the Company sold its prior subsidiary and became a shell company.

On November 30, 2015, we consummated the transaction evidenced by an Agreement and Plan of Share Exchange (the "Share Exchange Agreement") dated October 8, 2015 by and among NABUfit Global and NABUfit Denmark, pursuant to which NABUfit Global acquired from the NABUfit Denmark shareholders ("NABUfit Shareholders") all of the issued and outstanding equity interests of NABUfit Denmark in exchange for 15,500,000 shares of NABUfit Global (the "Share Exchange").  As a result of the Share Exchange, the NABUfit Shareholders, as the former shareholders of NABUfit Denmark, became the controlling shareholders of the Company and NABUfit Denmark became a subsidiary of the Company.  The Share Exchange was accounted for as a reverse merger/recapitalization effected by a share exchange, wherein NABUfit Denmark is considered the acquirer for accounting and financial reporting purposes.  The capital, share price, and earnings per share amount in the consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the exchange ratio established in the merger.

As a result of the Share Exchange, we discontinued our pre-exchange business, acquired the business of NABUfit Denmark and will continue the existing business operations of NABUfit Denmark as a publicly traded company under the name "NABUfit Global, Inc."

In accordance with "reverse merger" or "reverse acquisition" accounting treatment, the historical financial statements of NABUfit Global for periods ended prior to the Share Exchange have been replaced with the historical financial statements of NABUfit Denmark, and will be, in all future filings with the SEC.

Nature of Operations — The Company designs, manufactures and markets the NABUfit virtual training and fitness products and services, a state-of-the-art online fitness portal ("NABUfit" or, the "Product") with the option of connecting existing and future monitoring devices (wearables, etc.) to the Portal. The Product incorporates interaction and input through Microsoft® Kinect® and other technologies and the option for personal data collection, coaching and teaching through mentor services.

Customers obtain access to the Portal through the purchase of monthly or annual memberships and the downloading of the software or mobile device application.  The Product provides custom designed training plans, diet plans and access to mentors and coaching.

Through Microsoft® Kinect®, the NABUfit technology collects data and measures each exercise relatively to a set standard and past performances.  Based on the data collection and registration in the Kinect® module the user will receive immediate feedback, e.g. as a percentage, a graphic or an emoticon depending on how well the exercise has been performed. This provides a unique quality assurance ensuring maximum effect of the training. The quick feedback will also reduce the risk of injuries and streamline time spent on training.  Users can access training data, statistics and results online or through mobile device applications.

Membership of the portal will be divided into two levels – a basic membership and a VIP membership.  The difference between the levels of membership will be primarily based upon the access to features and to mentors.

The portal also offers a social forum for its users, where users can interact with like-minded members and train with them virtually. Some people will experience increased motivation by being part of a group. The member can allow others to see all or part of his profile. The personal profiles of the members can be matched, so the portal will suggest network and training mates, and thereby helping to ensure the optimum composition. It will be possible to do real-time training with training mates by sharing the screen in a videoconference on the portal.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America and include operations and balances of NABUfit Global, Inc. (formerly CryptoSign, Inc.) and its wholly-owned subsidiary NABUfit Global, ApS, ("NABUfit Denmark").  NABUfit Denmark is a Danish company organized June 26, 2015 in Denmark.  Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value – The fair values of the Company's financial assets and liabilities approximate their carrying amounts at the reporting date.

Foreign Currency Transactions and Translations – The functional currency of NABUfit Denmark is the Danish Krone (DKK), while the functional currency of NABUfit Global and the reporting currency is U.S. dollars (USD).  The Company translates the assets and liabilities of NABUfit Denmark from the functional currency to U.S. dollars at the appropriate spot rates as of the balance sheet date. Equity balances are translated using historical exchange rates. Changes in the carrying value of these assets and liabilities attributable to fluctuations in spot rates are recognized in foreign currency translation adjustment, a component of accumulated other comprehensive income. Income statement accounts are translated using the average exchange rate during the period.

Monetary assets and liabilities denominated in a currency that is different from the functional currency must first be remeasured from the applicable currency to the functional currency. The effect of this remeasurement process is recognized translation adjustments in our statement of comprehensive loss.

The Company had no foreign currency transaction gains or losses during the period from June 26, 2015 (date of inception) through December 31, 2015.

Cash and Cash Equivalents – The balance in cash and cash equivalents consists of cash reserves held in bank accounts. The Company maintains cash balances in bank accounts that, at times, exceed federally insured limits.  The Company has not experienced any losses in these accounts and believes it is not exposed to any significant risk with respect to cash. As of December 31, 2015, cash deposits per bank statements exceeded the federally insured limits by $1,073,107, the balance of cash in the NABUfit Global, ApS accounts.

Revenue Recognition – The Company recognizes revenue when persuasive evidence of an arrangement exists, performance of the service has occurred, the sales price charged is fixed or determinable, and collectability is reasonably assured.  Revenue is net of taxes and discounts and is recorded on an accrual basis.

Software Development Costs – The Company expenses software development costs until the Company has a working business model for the software.

Advertising Costs – Advertising costs are expensed as incurred. Advertising costs were $5,878 for the period ended December 31, 2015.

Income Taxes – The Company accounts for income taxes pursuant to Accounting Standards Codification (ASC) 740, Income Taxes, which requires the use of the asset and liability method of accounting for deferred income taxes.  We recognize deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

All allowances against deferred income tax assets are recorded in whole or in part, when it is more likely than not those deferred income tax assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is required to the extent it is more-likely-than-not that a deferred tax asset will not be realized. ASC 740 also requires reporting of taxes based on tax positions that meet a more-likely-than-not standard and are measured at the amount that is more-likely-than-not to be realized. Differences between financial and tax reporting which do not meet this threshold are required to be recorded as unrecognized tax benefits.

Basic and Diluted Loss Per Share – Basic loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period giving effect to potentially dilutive common stock equivalents.  As of December 31, 2015, the Company had no common stock equivalents outstanding.

New Accounting Pronouncements – The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – LEASES

The Company leases office space in two locations in Denmark the first space is leased for 5,058 DKK ($739 at December 31, 2015 spot rate) per month.  There is no escalation clause.  The Company can terminate the lease with six months' notice but not before October 1, 2017.  The lease start date was September 16, 2015.  The Company paid a deposit of 30,438 DKK ($4,573).  The second space is leased for 6,000 DKK ($877 at December 31, 2015 spot rate) per month.  Contract is month-to-month.  The Company paid a deposit of 6,000 DKK ($877) in December 2015.  Monthly rent started in January 2016.

On September 30, 2015, the Company assumed the short-term auto lease of a member of management that ended January 8, 2016.  Monthly payments are 2,975 DKK ($435 at December 31, 2015 spot rate) and the deposit was 15,983 DKK ($2,409).  The Company renewed the auto lease for an additional twelve months, through January 7, 2017 at 2,371 DKK ($346) per month.

As of December 31, 2015, total lease deposits were $7,646.  Rent expense was $4,826 for the period ended December 31, 2015.  Minimum annual lease payments are $7,085, which are all due within one year.

NOTE 4 – LINE-OF-CREDIT

On September 15, 2015, the Company entered into a 600,000 DKK (approximately $90,000) line-of-credit agreement with a bank.  The agreement bears interest at a variable rate of 6.021%, which is renegotiated annually on June 1.  The line of credit is unsecured.  Default interest rate of 19% goes into effect from the first late payment and is calculated on the balance of the outstanding debt.  During the period, the Company utilized the full credit line but then paid it down to zero on October 12, 2015.  The Company paid $650 in interest during the period ended December 31, 2015.

NOTE 5 – SHAREHOLDERS' EQUITY

We have authorized capital stock consisting of 100,000,000 shares of $0.0001 par value common stock and 400,000 shares of $0.0001 par value preferred stock. As of December 31, 2015, we had 19,437,236 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Prior to the reverse merger, in June 2015, as part of the initial capitalization, NABUfit Global, ApS issued 50,000 shares (15,500,000 post recapitalization) of $0.1507 par value common stock for $7,535 of cash.  On October 8, 2015, NABUfit Global, ApS repurchased 1,432 (443,920 post recapitalization) shares of common stock for $377,250, effectively buying out one shareholder. NABUfit Global, ApS then issued 946 (293,260 post recapitalization) shares to new investors and 486 (150,660 post recapitalization) ratably to prior shareholders for $1,794,953.

On November 30, 2015, the Company consummated the transaction evidenced by the agreement and plan of share exchange dated October 8, 2015 pursuant to which NABUfit Global, Inc. issued 15,500,000 common shares of the Company in exchange for the 50,000 issued and outstanding capital stock of NABUfit Global, ApS.  The net result of this reverse merger transaction was an increase in common shares of 19,387,236 for $248,580.  The 19,387,236 consists of 15,500,000 new shares issued, plus 3,937,236 shares that were issued to prior shareholders of NABUfit Global, Inc. that came over as part of the reverse merger, less the 50,000 shares that the Company gave up in exchange.  The reverse merger effectively changed the Company's capital structure from 50,000 common shares, $0.1507 par value, to 19,437,236 common shares, $0.0001 par value.

NOTE 6 – RELATED PARTY TRANSACTIONS

As discussed in Note 3, the Company assumed the auto lease of its CEO on September 30, 2015.

NOTE 7 – SHARE-BASED COMPENSATION

On September 30, 2015 NABUfit Global issued 30,000 shares of its common stock to two outside directors: Soren Jonassen and Ole Sigetty for their services through June 30, 2016. The shares issued were valued at $4.00 per share for a total of $240,000, which was the market price of the stock on the issuance date. Of the total amount $80,000 was expensed prior to the reverse merger and $20,000 was recorded as share-based compensation for the period from November 30, 2015 through December 31, 2015; the balance of $120,000 is recorded as a prepaid expense to be amortized ratably over the subsequent two quarters.

NOTE 8 – INCOME TAXES

Operating loss for the period from June 26, 2015 (date of inception) through December 31, 2015 was $371,746, of which $306,981 related to foreign operations.

As of December 31, 2015 the Company had $66,016 of net operating loss carry forwards related to its operations in Denmark, which do not expire and $1,184,880 of net operating loss carryforwards relating to its USA operations, which are comprised of $3,053,970 of U.S. federal and $4,440,311 state net operating losses, respectively, which begin to expire in 2032 if unused.

A change in our ownership of more than 50% occurred during the period ended December 31, 2015 triggering certain utilization limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state tax laws.  As a result, the provisions of Section 382 caused net operating losses under state tax laws of $1,274,626 to become permanently restricted.

The temporary differences and carry forwards which give rise to the deferred income tax assets for the period from June 26, 2015 (date of inception) through December 31, 2015 are as follows:

Net operating loss carry forwards	$1,250,896
Valuation allowance	(1,250,896)
Net long-term deferred tax asset	$-

A reconciliation of income taxes at the federal statutory rate to actual income tax expense for period from June 26, 2015 (date of inception) through December 31, 2015 is as follows:

Income tax benefit at the statutory rate	$(89,699)
State income taxes, net of federal benefit	(2,237)
Change in valuation allowance	87,572
Change in net operating loss carry forwards	66
Other	4,298
Income tax expense (benefit)	$-

NABUFIT GLOBAL, INC. CONDENSED FINANCIAL STATEMENTS MARCH 31, 2016
Page
Condensed Consolidated Balance Sheets as of March 31, 2016 (Unaudited) and December 31, 2015	F-14

Condensed Consolidated Statement of Operations (Unaudited) for the
three months ended March 31, 2016 and 2015	F-15

Condensed Consolidated Statement of Cash Flows (Unaudited) for the
three months ended March 31, 2016 and 2015	F-16

Notes to Condensed Financial Statements	F-17

NABUFIT GLOBAL, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets
Cash	$676,878	$1,133,247
Prepaid expenses and other current assets	117,770	172,939
Deposits	61,353	7,646
Total current assets	856,001	1,313,832

Total Assets	$856,001	$1,313,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$31,303	$19,082
Accrued liabilities	59,130	33,706
Total current liabilities	90,433	52,788

Total Liabilities	$90,433	$52,788

Commitments and Contengiencies	-	-
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, 400,000 shares authorized; no shares
issued and outstanding	-	-
Common stock $.0001 par value, 100,000,000 shares authorized;
19,437,236 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively.	1,944	1,944
Additional paid-in capital	1,671,874	1,671,874
Accumulated deficit	(900,124)	(372,396)
Accumulated other comprehensive loss	(8,126)	(40,378)
Total stockholders' equity	765,568	1,261,044

Total Liabilities and Stockholders' Equity	$856,001	$1,313,832

See accompanying notes to the condensed consolidated financial statements.

NABUFIT GLOBAL, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 (UNAUDITED)

Operating Expenses:
Selling, general and administrative	$527,846
Total Operating Expenses	527,846

Loss from Operations	(527,846)
Interest income	135
Interest expense	(17)

Net Loss	$(527,728)

Net loss per common share - basic and diluted	$(0.03)

Weighted average common shares
outstanding - basic and diluted	19,437,236

Comprehensive Loss:
Net Loss	$(527,728)

Other Comprehensive Loss
Translation adjustments	32,252
Total Comprehensive Loss	$(495,476)

See accompanying notes to the condensed consolidated financial statements.

NABUFIT GLOBAL, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 (UNAUDITED)

Net loss	$(527,728)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	85,772
Deposit	(53,380)
Accounts payable	11,580
Accrued liabilities	(4,689)
Net Cash Used in Operating Activities	(488,445)

Effect of exchange rate changes on cash	32,076

Net Decrease in Cash	(456,369)
Cash at Beginning of Period	1,133,247
Cash at End of Period	$676,878

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$17
Cash Paid for Taxes	-

See accompanying notes to the condensed consolidated financial statements.

NABUFIT GLOBAL, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION

Financial Statement Presentation — The accompanying condensed consolidated financial statements for NABUfit Global, Inc. ( "NABUfit Global") and its wholly-owned subsidiary NABUfit Global ApS ("NABUfit Denmark") (collectively "NABUfit," "we", or "the Company") are presented in conformity with accounting principles generally accepted in the United States of America.

Nature of Operations — The Company designs, manufactures and markets the NABUfit virtual training and fitness products and services, a state-of-the-art online fitness portal ("NABUfit" or, the "Product") with the option of connecting existing and future monitoring devices (wearables, etc.) to the portal. The Product incorporates interaction and input through Microsoft® Kinect® and other technologies and the option for personal data collection, coaching and teaching through mentor services.

Customers obtain access to the Product portal through the purchase of monthly or annual memberships and the downloading of the software or mobile device application.  The Product provides custom designed training plans, diet plans and access to mentors and coaching.

Through Microsoft® Kinect®, the NABUfit technology collects data and measures each exercise relatively to a set standard and past performances.  Based on the data collection and registration in the Kinect® module the user will receive immediate feedback, e.g. as a percentage, a graphic or an emoticon depending on how well the exercise has been performed. This provides a unique quality assurance ensuring maximum effect of the training. The quick feedback will also reduce the risk of injuries and streamline time spent on training.  Users can access training data, statistics and results online or through mobile device applications.

Membership of the portal will be divided into two levels – a basic membership and a VIP membership.  The difference between the levels of membership will be primarily based upon the access to features and to mentors.

The portal also offers a social forum for its users, where users can interact with like-minded members and train with them virtually. Some people will experience increased motivation by being part of a group. The member can allow others to see all or part of his profile. The personal profiles of the members can be matched, so the portal will suggest network and training mates, and thereby helping to ensure the optimum composition. It will be possible to do real-time training with training mates by sharing the screen in a videoconference on the portal.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information – The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC").  Accordingly, they are condensed and do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.  The results of operations for the three months ended March 31, 2016, may not be indicative of the results that may be expected for the year ending December 31, 2016.

These financial statements should be read in conjunction with the financial statements and notes thereto which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The accounting policies set forth in those annual financial statements are the same as the accounting policies utilized in the preparation of these financial statements, except as modified for appropriate interim financial statement presentation.

Principles of Consolidation — The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America and include operations and balances of NABUfit Global, Inc. and its wholly-owned subsidiary NABUfit Global, ApS, ("NABUfit Denmark").  NABUfit Denmark is a Danish company organized June 26, 2015 in Denmark.  Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value – The fair values of the Company's financial assets and liabilities approximate their carrying amounts at the reporting date.

Foreign Currency Transactions and Translations – The functional currency of NABUfit Denmark is the Danish Krone (DKK), while the functional currency of NABUfit Global and the reporting currency is U.S. dollars (USD).  The Company translates the assets and liabilities of NABUfit Denmark from the functional currency to U.S. dollars at the appropriate spot rates as of the balance sheet date. Equity balances are translated using historical exchange rates. Changes in the carrying value of these assets and liabilities attributable to fluctuations in spot rates are recognized in foreign currency translation adjustment, a component of accumulated other comprehensive income. Income statement accounts are translated using the average exchange rate during the period.

Monetary assets and liabilities denominated in a currency that is different from the functional currency must first be re-measured from the applicable currency to the functional currency. The effect of this re-measurement process is recognized translation adjustments in our statement of comprehensive loss.

The Company had no foreign currency transaction gains or losses during the period from June 26, 2015 (date of inception) through March 31, 2016.

Business Condition – The Company has filed an S-1 Registration Statement and is seeking to register and publicly offer up to 5,000,000 shares of common stock at $1.75 per share.  The Registration Statement is currently under review by the Securities and Exchange Commission.  The proceeds from this offering are expected to provide the liquidity necessary for the operations of the Company in the foreseeable future. The ability of the Company to continue as a going concern is dependent on the success of that plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern (see Note 3—Going Concern).

Cash and Cash Equivalents – The balance in cash and cash equivalents consists of cash reserves held in bank accounts. The Company maintains cash balances in bank accounts that, at times, exceed federally insured limits.  The Company has not experienced any losses in these accounts and believes it is not exposed to any significant risk with respect to cash.

Revenue Recognition – The Company recognizes revenue when persuasive evidence of an arrangement exists, performance of the service has occurred, the sales price charged is fixed or determinable, and collectability is reasonably assured.  Revenue is net of taxes and discounts and is recorded on an accrual basis.

Software Development Costs – The Company expenses software development costs until the Company has a working business model for the software.

Income Taxes – The Company accounts for income taxes pursuant to Accounting Standards Codification (ASC) 740, Income Taxes, which requires the use of the asset and liability method of accounting for deferred income taxes.  We recognize deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

All allowances against deferred income tax assets are recorded in whole or in part, when it is more likely than not those deferred income tax assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is required to the extent it is more-likely-than-not that a deferred tax asset will not be realized. ASC 740 also requires reporting of taxes based on tax positions that meet a more-likely-than-not standard and are measured at the amount that is more-likely-than-not to be realized. Differences between financial and tax reporting which do not meet this threshold are required to be recorded as unrecognized tax benefits.

Basic and Diluted Loss Per Share – Basic loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period giving effect to potentially dilutive common stock equivalents.  As of March 31, 2016, the Company had no common stock equivalents outstanding.

New Accounting Pronouncements – The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying condensed consolidated financial statements, the Company incurred a net loss of $527,728 for the three months ended March 31, 2016 and has an accumulated deficit of $900,124 as of March 31, 2016.  The Company also used cash in operating activities of $488,445 during the three months ended March 31, 2016.   These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order for the Company to continue as a going concern, the Company expects to obtain additional debt and/or equity financing.  The Company is regularly and continually seeking additional funding from investors and from time to time is in various stages of negotiations.  Nonetheless, to date the Company has not accomplished a financing of the size needed to put the Company on a stable operating basis. There can be no assurance that the Company will be able to secure additional debt or equity financing, that it will be able to attain positive cash flow operations, or that, if it is successful in any of those actions, those actions will produce adequate cash flow to enable it to meet our future obligations. All of our existing financing arrangements are short-term. If the Company is unable to obtain additional debt and/or equity financing, it may be required to significantly reduce or cease operations.

NOTE 4 – LEASES

On December 1, 2015, the Company signed a new lease on their office in Fredericia Denmark, which replaced the prior lease and allowed the Company to move to larger office space (159 square meters) within the same building.  The new rent is DKK 13,184 per month ($2,009) and the security deposit increased to DKK 80,685 ($12,294).  The lease can be terminated with a six month notice, but not before December 1, 2017.  Rent will increase annually on January 1 based on the consumer price index, with a minimum increase of 2% per year.

Effective March 1, 2016, the Company signed Appendix 1 to the Fredericia lease agreement moving the office to a 190 square meter office located on the first floor of the building.  The rent and security deposit were not changed by the Appendix.  Once the Company utilizes the additional 31 square meters, the rent will increase proportionately.

NOTE 5 – SHAREHOLDERS' EQUITY

We have authorized capital stock consisting of 100,000,000 shares of $0.0001 par value common stock and 400,000 shares of $0.0001 par value preferred stock. As of March 31, 2016 and December 31, 2015, we had 19,437,236 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

NOTE 6 – SHARE-BASED COMPENSATION

On September 30, 2015 NABUfit Global issued 30,000 shares of its common stock to two outside directors: Soren Jonassen and Ole Sigetty for their services through June 30, 2016. The shares issued were valued at $4.00 per share for a total of $240,000, which was the market price of the stock on the issuance date. Share-based compensation of $60,000 was recorded for the three months ended March 31, 2016; the balance of $60,000 is recorded as a prepaid expense to be amortized ratably over the subsequent three months.

[Alternative Page for Resale Prospectus]

Up to 19,437,236 Shares

NABUfit Global, Inc.

Common Stock

PROSPECTUS DATED                                , 2016

[Alternative page for Resale Prospectus]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY
PROSPECTUS

Subject to Completion, Dated          , 2016

NABUFIT GLOBAL, INC.

Up to 19,437,236 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders ("Selling Stockholders") identified herein of up to 19,437,236 shares of common stock, par value $0.0001 per share, of NABUfit Global, Inc. (the "Company"). These shares include 15,500,000 shares of common stock issued pursuant to a share exchange between the Company and the shareholders of NABUfit Global ApS, a Danish company (the "Share Exchange") pursuant to an Agreement and Plan of Share Exchange dated October 8, 2015 and closed on November 30, 2015.   The shares of common stock issued in the Share Exchange were sold at a purchase price of $3 per share.  Of those shares being registered, approximately 13,508,870 shares are subject to a lock-up until December 1, 2016.

The Selling Stockholders may sell the shares of common stock ("Resale Shares") on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading "Plan of Distribution" elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their shares of common stock hereunder.
The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount, the Selling Stockholders may sell their shares of common stock hereunder following the effective date of this registration statement.
We will not receive any proceeds from the sale of our common stock by the Selling Stockholders in the offering described in this prospectus.
Our common stock is quoted for trading on the OTC Bulletin Board (OTCQB) under the symbol "NBFT".

Because all of the shares being offered under this prospectus are being offered by the Selling Shareholders, we cannot currently determine the price or prices at which our shares of common stock may be sold under this prospectus. We expect that the Selling shareholders initially sell their shares at prevailing market. See "Plan of Distribution."

In connection with the Resale, we have an offering (the "Public Offering") of our common stock that will have a dilutive effect on any purchaser of common stock under this prospectus and the registration statement of which it is a part. We are conducting an offering pursuant to another prospectus (the "Public Offering Prospectus"), which registers the sale by the Company of up to 5,000,000 shares (the "Public Offering Shares") of our common stock on a best efforts basis.  We have not engaged a placement agent in connection with the sale of the Public Offering Shares; however, if we sell all of the Public Offering Shares we are offering, we may pay a placement agent up to 10.0%, of the gross proceeds received in the Public Offering; provided, however, that a placement agent will only receive commissions based on the gross proceeds raised from U.S. investors.  The sales of the Public Offering Shares are not covered by this prospectus. As such, there are a total of 23,437,236 shares of our common stock registered for sale or resale under this and the other prospectus referred to above, although there is no guarantee that all of the shares will be sold or resold.

1

[Alternative page for Resale Prospectus]

We are an "emerging growth company" under the federal securities laws and will have the option to use reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page 19 of the Public Offering Prospectus, and under similar headings in any amendments or supplements to this prospectus.

2

[Alternative page for Resale Prospectus]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2016.

3

[Alternative page for Resale Prospectus]

This prospectus is part of a shelf registration statement that we have filed with the SEC using a "shelf" registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the shares described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares the selling stockholders may offer. Each time the selling stockholders sell our shares using this prospectus, to the extent necessary, we will provide a prospectus supplement or, to the extent necessary, a post-effective amendment, that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or post-effective amendment is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus, any post-effective amendment and any prospectus supplement together.
Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

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[Alternative page for Resale Prospectus]

USE OF PROCEEDS

There will not be any proceeds from the sale of the Resale Shares by the Selling Stockholders. All proceeds from the sale of the Resale Shares will be paid directly to the selling Selling Stockholders.

SHARES REGISTERED FOR RESALE

As part of this prospectus, we are registering 19,437,236 shares of common stock for resale, of which, 13,508,870 shares are subject to a twelve (12) month lock-up for sales into the public market. The shares described in the following table consist of shares of common stock that were issued in connection with the Share Exchange, one or more private placements and shares held by past and current officers and directors and the remaining shareholders. A discussion of the material terms of the Share Exchange is included in the subsection of this prospectus titled "Share Exchange" under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Concurrently with the filing of this Resale Prospectus, we are filing the Public Offering Prospectus for a public offering of our common stock.

The following table provides certain information with respect to the Selling Stockholders' ownership of our securities as of December 31, 2015, the total number of securities each Selling Stockholder may distribute under this prospectus from time to time, and the number of securities such Selling Stockholder will own thereafter assuming no other acquisitions or dispositions of our securities. The Selling Stockholders may distribute all, some or none of their respective securities, thus we have no way of determining the number the Selling Stockholders it will hold after the Resale. Therefore, we have prepared the table below on the assumption that the Selling Stockholders will sell all shares covered by this prospectus.

The Selling Stockholders may dividend or distribute their respective shares from time to time to their shareholders or affiliates. The Selling Stockholders may also transfer shares they own by gift, and upon any such transfer the donee would have the same right of resale as the Selling Stockholders.

See our discussion titled "Plan of Distribution" for further information regarding the Selling Stockholders' method of distribution of these shares.

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[Alternative page for Resale Prospectus]

SELLING STOCKHOLDERS

The relationship between the Company and certain of the Selling Stockholders within the last three years are disclosed below. There is no known other relationships that exist between the registrant and the Selling Stockholders other than the relationships disclosed. The Selling Stockholders listed below possess issued but unregistered shares. The significance of registering their shares is to allow the Selling Stockholders to sell their shares to the public.
Name	Date of Sale	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Rene Mikkelsen(1)	June 30, 2014	16,667(2)	$12,500
Stephen Abu (3)	June 30, 2014	158,500(2)	$665,700
World Wide Investment Fund, Ltd.(4)	August 28, 2014	314,286(2)	$50,000
World Wide Investment Fund, Ltd.(5)	October 6, 2014	666,667(2)	$106,061
Stratega ApS(6)	October 6, 2014	333,333(2)	$53,030
Brian P.S. Mertz (7)	October 6, 2014	885,714(2)	$140,909
Brian P.S. Mertz (7)	December 2, 2014	66,667	$50,000(8)
Soren Jonassen(9)	December 2, 2014	66,667	$50,000(8)
Ole Sigetty (9)	December 2, 2014	66,667	$50,000(8)
Hugo Svaneeng Holdings ApS(10)	December 28, 2014	46,667	$81,667
Maze Holding ApS(12)	June 26, 2015	9,356(11)	$1,403
Chunmeilin Holding ApS (13)	June 26, 2015	9,356(11)	$1,403
M. Krarup Holding IVS (14)	June 26, 2015	9,356(11)	$1,403
F-Reklame A/S (15)	June 26, 2015	7,266(11)	$1,090
Mikkel Kessler	June 26, 2015	4,768(11)	$715
Jan Bech Anderson (16)	October 8, 2015	3,179(11)	$905,368
Brian P.S Mertz (7)	October 8, 2015	30,000(17)	$67,500
Soren Jonassen (9)	October 8, 2015	30,000(17)	$67,500
Ole Sigetty (9)	October 8, 2015	30,000(17)	$67,500

(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15)
Former member of Board of Directors
Reflects shares issued pre-reverse stock split
Former officer
Owned and controlled by Brian P.S. Mertz, former Chief Executive Officer and director
Owned and controlled by Brian P.S. Mertz, former Chief Executive Officer and director
Owned and controlled by Brian P.S. Mertz, former Chief Executive Officer and director
Former Chief Executive Officer and director
Issued in lieu of cash compensation
Director
Controlled by Brian P.S. Mertz, former Chief Executive Officer and director
Shares issued in NABUfit Global, ApS, prior to the Share Exchange.  Does not reflect post share exchange holdings.
Owned by Michael Maze
Owned and controlled by Ulrik Moll, Chief Executive Officer
Owned and controlled by Morten Krarup, member of Board of Directors
Owned by Mads Fredericksen, Chairman of the Board of Director

(16) (17)	Shares deemed beneficially owned by Morton Albaek, member of the Board of Directors Issued as compensation

6

[Alternative page for Resale Prospectus]
During the quarter ended June 30, 2014, the Company issued 16,667 shares in a private placement to Rene Mikkelsen, a director and 16,667 shares each to two unrelated individuals at $0.75 per share for cash of $25,000.  The Company also issued 158,500 shares of common stock to Stephen Abu, a Company vice president, valued at $4.20 per share or $665,700, as part of the sale of ASHG.
On August 28, 2014 the Company completed a private placement of 314,286 shares of its common stock for cash in the amount of $50,000 to World Wide Investment Fund Ltd., a company controlled by Mr. Brian Mertz, a resident of Denmark.
On October 6, 2014 the Company issued 666,667 shares to World Wide Investment Fund Ltd., 333,333 shares to Stratega ApS, a company controlled by Mr. Mertz, and 885,714 shares to Mr. Brian Mertz, for a total purchase price of $300,000.
On December 2, 2014 the Company issued 66,667 shares to each of the following: Soren Jonassen, Ole Sigetty, and Brian Mertz in lieu of cash payments. The Company expensed an aggregate of $720,004 as compensation expense, which reflected the market price ($3.60 per share) of the Company's stock at the time of the board's approval.
On December 28, 2014 the Company issued 46,667 shares to Hugo Svaneeng Holdings ApS for the purchase of Domain names, which the board of directors valued at $81,667 which reflects the market price ($1.75 per share) of the Company's stock at the time the shares were issued.
From February 19, 2015 through March 10, 2015 the Company completed a series of private placements totaling 137,000 shares of its common stock for cash in the total amount of $137,000 to five third-party investors.
On June 30, 2015, the Company received subscriptions for the purchase of 75,000 shares of its common stock at a purchase price of $2.25 per share for a total of $168,750.  The shares were purchased pursuant to Common Stock Subscription Agreements dated June 30, 2015.  The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

On July 9, 2015, the Company completed a private placement of 100,000 shares of its common stock for $2.25 per share to SDO1 ApS pursuant to a Common Stock Subscription Agreement dated June 30, 2015.  The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

In connection with the organization of NABUfit Denmark on June 26, 2015, the following persons subscribed for the following number of shares (as adjusted to reflect subsequent issuance and transfers).

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Maze Holding ApS	9,356	1,403
Chunmeilin Holding ApS	9,356	1,403
M. Krarup Holding IVS	9,356	1,403
F-Reklame A/S	7,266	1,090
Mikkel Kessler	4,768	715
Ole Krebs	1,727	259
Anders Fredsborg	120	18
Lars Weibom	874	131
GD Investments ApS	874	131

On October 8, 2015, NABUfit Denmark issued an aggregate of 6,303 shares of common stock at a price per share of $284.77 (DKK 1,888) for the aggregate gross consideration of approximately $1,795,000 to Danish investors Arne Nilsson, Jan Bech Anderson, Bent Østergaard and LF Investments.

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[Alternative page for Resale Prospectus]

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
LF Investments	2,649	$754,355
Bent Østergaard	264	$75,179
Arne Nilsson	211	$60,086
Jan Bech Anderson(1)	3,179	$905,283

(1)	Shares deemed beneficially owned by Morton Albaek, a member of the Board of Directors.

In September 2015, the Board of Directors approved the payment of $67,500 to each of Jonassen, Sigetty and Mertz for their service as directors and officers for the current year, which amounts were paid in the form of 30,000 shares of common stock in the Company which were recorded for book purposes at the market price at the time of the award of $4.00 per share for total compensation of $360,000

The Company relied on the statutory exemption from registration found in Section 4(a)(2) of the Securities Act and comparable Utah and Delaware state provisions and also the provisions of Regulation S for offerings and issuances to non-U.S. persons.  The Company believes that all purchasers would have qualified as accredited investors to the extent that the offerings were conducted under Regulation D.  The Company made no state or SEC filings for such offerings and issuances.
The following table shows the following information about the Selling Stockholders:
1.    the number of shares of our common stock that the Selling Stockholders beneficially owned as of the business day immediately prior to the filing of our Registration Statement;
2. the number of shares covered by this Resell Prospectus; and
3. the number of shares to be retained after this offering, if any.

All figures in this table assume the issuance and subsequent disposition of all shares. As represented to us by the Selling Stockholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers. The numbers in the "% Beneficial Ownership After Offering" assumes that no shares are sold in the primary offering.

Selling Stockholder Table

Name(1)	Securities Beneficially Owned Prior to Offering	Securities Being Offered	Securities Beneficially Owned After Offering (2)	% Beneficial Ownership After Offering
Abu and McConkie Investments Limited	16,666	16,666	0	0%
Acadia Group, Inc.	92	92	0	0%
Mahmoud Mohammed Adileh	16	16	0	0%
African Heavy Machinery Limited (3)	76,159	76,159	0	0%
AGC Invest APS	100,000	100,000	0	0%
Salem A Al Jamil	1	1	0	0%
Musaed N Al Nemer	4	4	0	0%
Tariq Al Nisf	4	4	0	0%
Al Nour International Holding Co.	333	333	0	0%
Abdullah Al Sabeeh	8	8	0	0%
Atif Mohammed Al Suwaidi	4	4	0	0%
Khalid Mohammed Al Suwaidi	4	4	0	0%

8

[Alternative page for Resale Prospectus]

Allen & Associates	333	333	0	0%
Kathryn Allred (IRA)	531	531	0	0%
Ala'a H Al-Roumi	4	4	0	0%
Salem Mohammed Al-Suwaidi	11	11	0	0%
Jiri Ambroz	1,666	1,666	0	0%
Jan Bech Andersen(4)(5)6)	985,490	985,490	0	0%
Sandy Angus	666	666	0	0%
Antigua Management LLC	531	531	0	0%
ATO RAM 2 LTD	25	25	0	0%
Joanne L Ayers	7	7	0	0%
Torben Bagge	8,333	8,333	0	0%
Guy Baillod	3	3	0	0%
Roy Banks	1,111	1,111	0	0%
Banque International A Luxembourg	6,666	6,666	0	0%
Joseph W Bartlett	23	23	0	0%
BE Venture APS	27,686	27,686	0	0%
Lori Bedford	533	533	0	0%
Robert K Bench (7)	20,572	20,572	0	0%
Kenneth R Bench	2,666	2,666	0	0%
Tara Bench	49,934	49,934	0	0%
Jared K Bench	1,333	1,333	0	0%
Taylor Bench	1,244	1,244	0	0%
Kenneth Bench	16,000	16,000	0	0%
Jared Bench	12,000	12,000	0	0%
Anders Bendt A/S	1	1	0	0%
Dieter Bobzin	6	6	0	0%
James W Bunger	3,000	3,000	0	0%
Keith Cannon	14,000	14,000	0	0%
CEDE & COSDO	351,650	351,650	0	0%
Catherine Cherubino	800	800	0	0%
Ulrik Christoffersen	416	416	0	0%
Rasmus Christoffersen	416	416	0	0%
Chunmeilin Holding APS(8)(5)	2,900,360	2,900,360	0	0%
Cleopatra LLC	22,778	22,778	0	0%
Kasper Colding	1,000	1,000	0	0%
Eric P. Cook	166	166	0	0%
Bruce Crager	1,666	1,666	0	0%
Bruce L Craig	3	3	0	0%
Dagher Dagher	2	2	0	0%
Salah A Dashti	8	8	0	0%
Janice Datwyler	6,666	6,666	0	0%
Jean Paul Desbrueres	4	4	0	0%
Vijayakumar Dhuler	531	531	0	0%
Jakob Dixen	208	208	0	0%
Laura Doherty	166	166	0	0%
Dreyer Finans APS	1,111	1,111	0	0%
Reginald W Einkauf	22	22	0	0%
M Todd Esplin	2,730	2,730	0	0%
Gittemikaella Fahrenholtz	333	333	0	0%
Robyn Farnsworth(9)	4,578	4,578	0	0%
Robyn Farnsworth	11,288	11,288	0	0%
James M Fay	10	10	0	0%
Willliam Flynn	666	666	0	0%
FPP APS	66,667	66,667	0	0%
Anders Fredborg(5)	37,200	37,200	0	0%

9

[Alternative page for Resale Prospectus]

F-Reklame A/S(10)(5)	2,213,400	2,213,400	0	0%
G & J Capital Management	333	333	0	0%
GD Investments APS(5)	310,000	310,000	0	0%
Ghana Journeys Limited	158,500	158,500	0	0%
Anita Giersten	2	2	0	0%
Carlos Goncalves	22	22	0	0%
David Andrew Goodwin	1,503	1,503	0	0%
Steve Gose	3,000	3,000	0	0%
Growthcom APS(11)	165,000	165,000	0	0%
Kevin B Harmon	531	531	0	0%
Natasch Krebs Hartwig	15,000	15,000	0	0%
Morten Hauberg-Tychsen	50,000	50,000	0	0%
Julian D. Henkin	833	833	0	0%
The Leon and Ginette Henkin Revocable Trust	1,000	1,000	0	0%
Yip Wing Ho	3,000	3,000	0	0%
Hugo Svaneeng Holding APS(11)	18,309	18,309	0	0%
Impact Capital Advisors LLC	4,165	4,165	0	0%
Invest in Ghana	15,523	15,523	0	0%
Invest in Ghana GMBH	33,600	33,600	0	0%
David Jackson	1	1	0	0%
David L Jackson	249	249	0	0%
Ahmen Mohamed A Jawass	5	5	0	0%
James U Jensen	12,092	12,092	0	0%
John D Thomas P.C.	2,184	2,184	0	0%
Soren Jonassen(12)	105,529	105,529	0	0%
Jonathan Kalman	333	333	0	0%
Rida W Kanaan	2	2	0	0%
Joseph R Kennedy	1	1	0	0%
Mikkel Kessler (5)(13)	1,533,080	1,533,080	0	0%
Philip Kjaer(13)	50,000	50,000	0	0%
John M Knab	6,392	6,392	0	0%
Walter Kolker	21	21	0	0%
Jens-Erik Korning	7,000	7,000	0	0%
Ole Krebs(5)	535,370	535,370	0	0%
Allan Kronborg	30,037	30,037	0	0%
Thomas Kylling	7,008	7,008	0	0%
Lambert Family Trust	3,000	3,000	0	0%
Beverly J Lawson	666	666	0	0%
Levin Lacrosse Corporation	2,222	2,222	0	0%
LF Investment APS(6)	821,190	821,190	0	0%
Aaron Jay Lieberman	11	11	0	0%
Stuart Lieberman	162	162	0	0%
Thure Lindhardt	833	833	0	0%
Kim Linnemann	5,343	5,343	0	0%
M Krarup Holding IVS(14)(5)	2,900,360	2,900,360	0	0%
Osamah M Y Al Nisf	4	4	0	0%
Magcor Ghana Limited	33,333	33,333	0	0%
Abdul Majeed A Marafi	2	2	0	0%
Alie E Marafi	8	8	0	0%
Mohammed I Marafie	166	166	0	0%
Maze Holding APS(5)	2,900,360	2,900,360	0	0%
Lars Meibom	270,940	270,940	0	0%
Brian Palm Svaneeng Mertz	190,072	190,072	0	0%
Millennium Trust Company LLC Custodian	833	833	0	0%
John D Miller	32	32	0	0%

10

[Alternative page for Resale Prospectus]

MLPF&S CUST FPO	1,593	1,593	0	0%
Ashok Kumar Mohanty	8	8	0	0%
Peter Brinker Moller	6,666	6,666	0	0%
Morgan Stanley Smith Barney	666	666	0	0%
Morten Hauberg Holding APS	165,000	165,000	0	0%
Moxxci Holdings LLC	265	265	0	0%
Nationwide Regulatory Compliane LLC	101	101	0	0%
Navinsing Mareeachalee Arab Investment Co.	12	12	0	0%
Lars Nielsen	5,273	5,273	0	0%
Arne Nilsson(5)(6)	65,410	65,410	0	0%
Nopoex Handelsselskab	3,333	3,333	0	0%
H Kent Oborn	5	5	0	0%
Peter Opata(15)	2,912	2,912	0	0%
Bent Ostergaard(5)(6)	81,840	81,840	0	0%
P D Teekay LLLP	5	5	0	0%
Pacificwave Partners Limited	3,333	3,333	0	0%
Kurt Pedersen	20,000	20,000	0	0%
Kasper Bech Pilgaard	8,333	8,333	0	0%
PK Communications Inc	8	8	0	0%
Andre Rafnsson	16,666	16,666	0	0%
Rajesh Raipancholia	41	41	0	0%
Anette Rasmussen	9,999	9,999	0	0%
Martin Rasmussen	333	333	0	0%
Kenneth E Richardson	531	531	0	0%
Kenneth Rouf	666	666	0	0%
Yacoub Yousef Sakkab	1	1	0	0%
Douglas B Schwab	1,327	1,327	0	0%
Troy George Scotter Revocable Trust	1,327	1,327	0	0%
SD01 APS(13)	120,000	120,000	0	0%
Christopher R Seelbach	322	322	0	0%
James H Shapiro	148	148	0	0%
Ole Sigetty(16)	30,000	30,000	0	0%
Thomas S Smith	180	180	0	0%
Helena Smith	416	416	0	0%
Michael Soegaard	208	208	0	0%
Stanford International Bank Limited	599	599	0	0%
Statsautoriseret	40,000	40,000	0	0%
Sean C Steward	39	39	0	0%
Stratega APS(11)	644,000	644,000	0	0%
Pekka Suursalmi	2	2	0	0%
SWE Investors LLLP	180	180	0	0%
Tectron-Industria De Produtos Electronics LDA	77	77	0	0%
Gregory Tedrow	531	531	0	0%
Stevan Treshow	2,333	2,333	0	0%
Vector Capital L (17)	113	113	0	0%
Vector Capital LLC(17)	8,885	8,885	0	0%
Vencore Solutions LLC	3,276	3,276	0	0%
Thomas Viscovich	20,000	20,000	0	0%
Branislav Volak	1,250	1,250	0	0%
Clemons F Walker	2,124	2,124	0	0%
Walker Family Trust	531	531	0	0%
C Victor Way	6	6	0	0%
Jim Willets	1	1	0	0%
Ronald Williams	21	21	0	0%
World Wide Investment Fund LTD(11)	980,951	980,951	0	0%
ZAT Invest APS	15,000	15,000	0	0%

11

[Alternative page for Resale Prospectus]
(1)	The address of this security holder is the Company's address
(2)	Assumes that all of the shares offered hereby are resold and that shares owned before the offering but not offered hereby are not sold
(3)	Owned by Stephen Abu, former officer
(4)	Shares deemed beneficially owned by Morton Albaek, member of the Board of Directors
(5)	Acquired all or a portion of the shares in Share Exchange
(6)	Acquired shares in portion of the shares in Private Placement dated October 8, 2015
(7)	Chief Financial Officer
(8)	Owned and controlled by Ulrik Moll, Chief Executive Officer
(9)	Former officer
(10)	Owned and controlled by Mads Frederiksen, Chairman of Board of Directors
(11)	Controlled by Brian P.S. Mertz, former Chief Executive Officer and Director
(12)	Member of Board of Directors
(13)	Issued in June 30, 2015 private placement
(14)	Owned and controlled by Morten Krarup, member of the Board of Directors
(15)	Former officer
(16)	Officer and Director
(17)	Controlled by Robert Bench, Chief Financial Officer.
12

[Alternative page for Resale Prospectus]

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus ("Resale Shares") to permit the Selling Stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Resale Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Resale Shares will be the purchase price of the shares less any discounts and commissions. Each Selling Stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchase of shares to be made directly or through agents.
The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Resale Shares offered by this prospectus on the OTCQB or any other trading facility on which the shares are traded. These sales may be at market prices prevailing at the time of sale or at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Resale Shares offered by this prospectus:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	broker dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	sales in the over-the-counter market;

•	privately negotiated transactions;

•	underwritten transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with these sales, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of shares of the common stock in the course of hedging their positions;

•	sell shares of the common stock short and deliver shares of the common stock to close out short positions;

•	loan or pledge shares of the common stock to broker-dealers or other financial institutions that in turn may sell shares of the common stock;

•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. We have been informed by the Selling Stockholders that they do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of shares from certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the Selling Stockholders and each person who participates in an offering against certain civil liabilities, including certain liabilities under the Securities Act.
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[Alternative page for Resale Prospectus]

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the Selling Stockholders. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a post-effective amendment to this registration statement, disclosing certain material information, including the number of shares being offered, the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 10% of the proceeds from any offering pursuant to this prospectus.
Any Resale Shares covered by this prospectus that qualify for sale under Rule 144 or Regulation D of the Securities Act may be sold under Rule 144 or Regulation D, as applicable, rather than under this prospectus. The Resale Shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

Pursuant to that certain Lock-Up Agreement dated October 2015, holders of 13,508,870 of our common stock have agreed, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of the lock-up agreement continuing through the date 12 months after the date of the Share Exchange, except with the prior written consent of the Board of Directors.

Following the lock-up periods set forth in Lock-Up Agreement described above, and assuming that no parties are released from these agreements and that there is no extension of the lock-up period, those Resale Shares that are subject to the lock-up, will be eligible for registration pursuant to this prospectus.

Broker-dealers engaged by any selling Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but the maximum amount of compensation to be received by any participating FINRA member may not exceed 8%. We are required to pay certain fees and expenses incurred by us incident to the registration of the Resale Shares.

Since each of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act, each Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. There is no underwriter or single coordinating broker acting in connection with the proposed sale of the Resale Shares by the Selling Stockholders.

We agreed to keep this prospectus and the registration statement which this prospectus forms a part effective until the earlier to occur of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all the Resale Shares, to the extent the Selling Stockholders have distributed the Resale Shares to its respective shareholders, by its respective shareholders, without volume or manner of sale restrictions during a six month period without registration (ii) all of the Resale Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by any person. We will make copies of this prospectus available to the Selling Stockholders and have informed the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

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[Alternative page for Resale Prospectus]

LEGAL MATTERS

Validity of the securities offered by this prospectus will be passed upon for us by Carman Lehnhof Israelsen, LP, Salt Lake City, Utah.

Neither the annual report on the financial statements for the year ended December 31, 2015 included in the Form 10-KT, the Current Report filed on Form 8-K on December 4, 2015 nor the Quarterly Report on Form 10-Q for the period ended March 31, 2016 as filed with the SEC contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

From June 26, 2015 through December 31, 2015, the Company had no disagreements with Sadler, Gibb and Associates, LLC or Ehrhardt Keefe Steiner & Hottman PC on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.   For the period ended March 31, 2016, the Company had no disagreements with Sadler, Gibb and Associates, LLC.

EXPERTS

The audited financial statements of NABUfit Global, Inc. as of December 31, 2015 and the unaudited financial statements for the three month period ended March 31, 2016 included in this prospectus have been audited and reviewed, respectively, by Sadler, Gibb and Associates, LLC who is an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

15

[Alternative page for Resale Prospectus]

Up to       Shares

NABUfit Global  , Inc.

Common Stock

PROSPECTUS DATED                             , 2016

16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

	Amount to be Paid
SEC registration fee	$4,306.46	(1)
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$14,000.00
Printing and miscellaneous expenses		(2)
Total		(2)

(1) A registration fee of $7,080.38 has been paid previously. (2) To be provided by amendment.

Item 14.  Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or intend to enter into indemnification agreements with each of our directors, officers and certain other employees prior to the consummation of the Share Exchange. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our certificate of incorporation, of our bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this Report.

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The limitation of liability and indemnification provisions in our certificate of incorporation and may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

Item 15. Unregistered Sales Of Equity Securities

Sales of Unregistered Securities by the Company

During the quarter ended June 30, 2014, the Company issued 267,108 shares for payment of notes payable, accrued interest payable, accounts payable, and for the cancelation of options to current and former affiliates (directors, officers and service providers of the company), in settlement of vendor liabilities, and cancelation of stock options. The shares were issued at a value of $4.20 per share, which was the market price on the date of issue. The Company also issued 16,667 shares in a private placement to Rene Mikkelsen, a director and 16,667 shares each to two unrelated individuals at $0.75 per share for cash of $25,000.  The Company also issued 158,500 shares of common stock to Stephen Abu, a Company vice president, valued at $4.20 per share or $665,700, as part of the sale of ASHG.

On August 28, 2014 the Company completed a private placement of 314,286 shares of its common stock for cash in the amount of $50,000 to World Wide Investment Fund Ltd., a company controlled by Mr. Brian Mertz, a resident of Denmark.    The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

On October 6, 2014 the Company issued 666,667 shares to World Wide Investment Fund Ltd., 333,333 shares to Stratega ApS, a company controlled by Mr. Mertz, and 885,714 shares to Mr. Brian Mertz, for a total purchase price of $300,000.  The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

On December 2, 2014 the Company issued 66,667 shares to each of the following: Soren Jonassen, Ole Sigetty, and Brian Mertz in lieu of cash payments. The Company expensed an aggregate of $720,004 as compensation expense during the year ended June 30, 2015, which reflected the market price ($3.60 per share) of the Company's stock at the time of the board's approval.

On December 28, 2014 the Company issued 46,667 shares to Hugo Svaneeng Holdings ApS for the purchase of Domain names, which the board of directors valued at $81,667 which reflects the market price ($1.75 per share) of the Company's stock at the time the shares were issued.  The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

From February 19, 2015 through March 10, 2015 the Company completed a series of private placements totaling 137,000 shares of its common stock for cash in the total amount of $137,000 to five investors.  The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

On June 30, 2015, the Company received subscriptions for the purchase of 75,000 shares of its common stock at a purchase price of $2.25 per share for a total of $168,750.  The shares were purchased pursuant to Common Stock Subscription Agreements dated June 30, 2015.  The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

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On July 9, 2015, the Company completed a private placement of 100,000 shares of its common stock for $2.25 per share to SDO1 ApS pursuant to a Common Stock Subscription Agreement dated June 30, 2015.  The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

During the three months ended September 30, 2015, the Company issued 30,000 shares of stock to each of its three directors for payment of director fees through June 30, 2016. These shares were recorded at the market price of $4.00 per share for a total of $360,000. Of this total, $90,000 was expensed during the quarter ended September 30, 2015 and the balance of $270,000 is included in prepaid expenses on the balance sheet.

In September 2015, the Board of Directors approved the payment of $67,500 to each of Jonassen, Sigetty and Mertz for their service as directors and officers for the current year, which amounts were paid in the form of 30,000 shares of common stock in the Company which were recorded for book purposes at the market price at the time of the award of $4.00 per share for total compensation of $360,000.

The Company relied on the statutory exemption from registration found in Section 4(a)(2) of the Securities Act and comparable Utah and Delaware state provisions and also the provisions of Regulation S for offerings and issuances to non-U.S. persons.  The Company believes that all purchasers would have qualified as accredited investors to the extent that the offerings were conducted under Regulation D.  The Company made no state or SEC filings for such offerings and issuances.

Shares Issued in Connection with the Share Exchange

On November 30, 2015, pursuant to the terms of the Share Exchange Agreement, all of the shares of stock of NABUfit Global ApS, a Danish corporation ("NABUfit Denmark"), were exchanged for 15,500,000 restricted shares of our Common Stock. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering, and Regulation S. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of NABUfit Denmark

The following list sets forth information as to all securities NABUfit Denmark sold from June 26, 2015 (date of inception) through immediately prior to the consummation of the Share Exchange. The following description is historical and has not been adjusted to give effect to the Share Exchange or the share conversion ratio pursuant to the Share Exchange Agreement.

In connection with the organization of NABUfit Denmark on June 26, 2015, the following persons subscribed for the following number of shares (as adjusted to reflect subsequent issuance and transfers).

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Maze Holding ApS	9,356	1,403
Chunmeilin Holding ApS	9,356	1,403
M. Krarup Holding IVS	9,356	1,403
F-Reklame A/S	7,266	1,090
Mikkel Kessler	4,768	715
Ole Krebs	1,727	259
Anders Fredsborg	120	18
Lars Weibom	874	131
GD Investments ApS	874	131

On October 8, 2015, NABUfit Denmark issued an aggregate of 6,303 shares of common stock at a price per share of $284.77 (DKK 1,888) for the aggregate gross consideration of approximately $1,795,000 to Danish investors Arne Nilsson, Jan Bech Anderson, Bent Østergaard and LF Investments.

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Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
LF Investments	2,649	$754,355
Bent Østergaard	264	$75,179
Arne Nilsson	211	$60,086
Jan Bech Anderson(1)	3,179	$905,283

(1)	Shares deemed beneficially owned by Morton Albaek, a member of the Board of Directors.

In connection with the foregoing issuances, the Company redeemed 9,536 shares in exchange for USD $377,250 (DKK 2.5 million) on October 8, 2015.
Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated in this Item 16 by reference.

 Item 17. Undertakings

(1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser, each prospectus and prospectus supplement filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No.  3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 24 th day of May, 2016.

NABUFIT GLOBAL, INC.

By:	/s/ Ulrik Moll	By:	/s/ Robert Bench
	Ulrik Moll		Robert Bench
	Chief Executive Officer		President and Chief Financial Officer
	(Principal Executive Officer)		(Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ulrik Moll and Robert Bench or their respective true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No.  3 to the Registration Statement has been signed by the following persons in the capacities and on May 24 , 2016.

Signature	Title	Date

/s/ Ulrik Moll	Chief Executive Officer and Director	May 24 , 2016
Ulrik Moll	(Principal Executive Officer)

/s/ Robert Bench	President and Chief Financial Officer	May 24 , 2016
Robert Bench	(Principal Accounting Officer)

/s/ Mads H. Frederiksen	Chairman of the Board	May 24 , 2016
Mads H. Frederiksen

/s/ Soren Jonassen	Director	May 24 , 2016
Soren Jonassen

/s/ Morten Krarup	Director	May 24 , 2016
Morten Krarup

/s/ Morten Nodgaard Albaek	Director	May 24 , 2016
Morten Nodgaard Albaek

/s/ Ole Sigetty	Director	May 24 , 2016
Ole Sigetty

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Exhibit Index

Exhibit No.	Description

2.1
Agreement and Plan of Share Exchange, dated as of October 8, 2015, by and among CryptoSign, Inc., NABUfit Global ApS and the shareholders of NABUfit Global ApS (incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed on October 13, 2015).

2.2
Amendment to the Agreement and Plan of Share Exchange, dated as of November 1, 2015, by and among CryptoSign, Inc., NABUfit Global ApS and the shareholders of NABUfit Global ApS (incorporated by reference to Exhibit 2.2 to Registrant's Current Report on Form 8-K filed on December 3, 2015).

3.1	Certificate of Incorporation of BayHill Capital Corporation, dated April 24, 2008 (incorporated by reference as Exhibit 99.5 to Form 8-k filed on April 30, 2008).

3.2	Certificate of Amendment of Certificate of Incorporation Registrant, filed on March 19, 2012. (incorporated by reference to Exhibit 3.3 to Form 8-K filed on April 5, 2012).

3.3	Amended and Restated Certificate of Incorporation, effective December 15, 2014 (incorporated by reference as Exhibit 3.2 to Form 8-K filed on December 24, 2014).
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective June 29, 2015.
3.5
Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective December 10, 2015 (incorporated by reference to Exhibit 2.2 to Registrant's Current Report on Form 8-K filed on December 3, 2015).

3.6	Bylaws of BayHill Capital Corporation, as adopted on May 12, 2008 (incorporated by reference to Exhibit 3.1 to Form 10-KSB filed on May 14, 2008).

4.1	Form of Common Stock Certificate*

5.1	Form of Opinion of Carman Lehnhof Israelsen, LP**
10.1
Form of Lock Up Agreement dated October 8, 2015 between the Nabufit Global, Inc. (formerly CryptoSign, Inc.), and certain individuals and entities (incorporated by reference to Exhibit 2.2 to Registrant's Current Report on Form 8-K filed on December 3, 2015).

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23.1	Consent of Sadler, Gibb & Associates LLC**

23.2	Consent of Carman Lehnhof Israelsen, LP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereof)**

*	To be filed by amendment.
**	Filed herewith.

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